SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CENTERSTATE BANKS, INC.

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CENTERSTATE BANKS, INC.

March 12, 2013

TO THE SHAREHOLDERS OF

CENTERSTATE BANKS, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of CenterState Banks, Inc. which will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 25, 2013 beginning at 10:00 a.m.

The accompanying notice of meeting and proxy statement more fully describe the business to be transacted at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each of the matters presented by the Company at the Annual Meeting.

Similar to last year, we are again pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials and 2013 Annual Report over the Internet. This means that most shareholders will not receive paper copies of these documents as in prior years. Instead, these shareholders will receive only a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet, including how shareholders may submit proxies by telephone or over the Internet. This rule allows us to lower the costs of delivering the proxy materials and reduce the environmental impact of the meeting. If you received only the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting printed copies included in the Notice.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your proxy by telephone or over the Internet or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card. Voting by telephone, over the Internet or by written proxy will assure your representation at the Annual Meeting regardless whether you attend in person.

We want to thank you for your support during the past year.

Sincerely,

/s/ Ernest S. Pinner

Ernest S. Pinner

Chairman, President and Chief Executive Officer

CENTERSTATE BANKS, INC.

42745 U.S. HIGHWAY 27

DAVENPORT, FL 33837

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2013

Notice is hereby given that the Annual Meeting of Shareholders of CenterState Banks, Inc. (“CenterState”) will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 25, 2013 beginning at 10:00 a.m. (“Annual Meeting”), for the following purposes:

1.	Elect Directors. To elect directors to serve until the Annual Meeting of Shareholders in 2014.

2.	Advisory Approval of Executive Compensation. To vote on an advisory resolution to approve the compensation of our Named Executive Officers.

3.	Approve Equity Incentive Plan. To approve the CenterState 2013 Equity Incentive Plan.

4.	Ratify Appointment of Independent Auditors. To ratify the appointment of Crowe Horwath LLP as CenterState’s independent registered public accounting firm for the year ending December 31, 2013.

5.	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy to CenterState in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of CenterState an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: This Proxy Statement and CenterState’s Annual Report on Form 10-K are available at www.proxyvote.com. Our Proxy Statement is attached to this Notice of Annual Meeting of Shareholders. The financial and other information concerning CenterState is contained in our Annual Report on Form 10-K for the year ended December 31, 2012. Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you a full set of proxy materials, including a proxy card, or by notifying you of the availability of our proxy materials on the Internet. In accordance with the SEC rules, you may access our Proxy Statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ernest S. Pinner

Ernest S. Pinner
March 12, 2013	Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY BY TELEPHONE, THE INTERNET OR BY SIGNING THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Please vote as promptly as possible by signing, dating and returning the Proxy Card

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CENTERSTATE BANKS, INC.

TO BE HELD ON

APRIL 25, 2013

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of CenterState Banks, Inc. (“we,” “our,” “us,” “Company,” “CenterState,” or “CenterState Holding Company”) in connection with the solicitation of proxies by the Board of Directors of CenterState from holders of our outstanding shares of the $.01 par value common stock (“CenterState common stock”) for use at the Annual Meeting of Shareholders of CenterState to be held on Thursday, April 25, 2013, and at any adjournment or postponement thereof (“Annual Meeting”). The Annual Meeting is being held to (i) elect directors to serve until the Annual Meeting of Shareholders in 2014, (ii) vote on an advisory resolution to approve the compensation of our named executive officers, (iii) approve the 2013 Equity Incentive Plan, (iv) ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013 and (v) transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 12, 2013, and it and the accompanying notice and form of proxy are first being mailed to our shareholders on or about March 12, 2013.

Our principal executive office is located at 42745 U.S. Highway 27, Davenport, Florida 33837. Our telephone number at such office is (863) 419-7750.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on February 28, 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of CenterState common stock at the close of business on such date will be entitled to vote at the Annual Meeting. At the close of business on such date, there were 30,095,520 shares of CenterState common stock outstanding and entitled to vote. We have approximately 808 registered shareholders of record, as reported by our transfer agent, Continental Stock Transfer & Trust Company, as of the record date.

Quorum and Voting Procedures

A quorum for the Annual Meeting consists of the holders of a majority of the outstanding votes entitled to be cast on a matter at the Annual Meeting, present in person or represented by proxy. The shares of common stock represented by properly executed proxies will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Holders of CenterState common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of CenterState common stock held of record at the close of business on February 28, 2013. The affirmative vote of the holders of a plurality of shares of CenterState common stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors. If a quorum is present, the advisory resolution to approve the compensation of our named executive officers (Proposal 2), the approval of our 2013 Equity Incentive Plan (Proposal 3), and the ratification of the appointment of our independent registered public accounting firm (Proposal 4) will be approved if the votes cast favoring each such Proposal exceed the votes cast opposing the Proposal. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 1, Proposal 2 or Proposal 3.

As we did last year, we are again using the Notice and Access rule adopted by the Securities and Exchange Commission (the “SEC”) to provide access to our proxy materials over the Internet instead of mailing a printed copy of the proxy materials to each shareholder. As a result, on or about March 12, 2013, we will mail to most shareholders only a Notice of Internet Availability of Proxy Materials (the “Notice”) that tells them how to access and review the information contained in the proxy materials over the Internet and how to vote their proxies by telephone or over the Internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions for requesting printed copies included in the Notice.

If your shares are registered in your name, you may vote your shares by telephone, by Internet or by completing, signing, dating and returning the proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the proxy card or Notice provided. You may also vote in person at the annual meeting. Execution of the proxy card or voting by telephone or by the Internet will not affect your right to attend the Annual Meeting. If your shares are held in “street name” through a broker, bank or other nominee, please follow the instructions provided by your nominee on the voting instruction form or Notice in order to vote your shares by telephone or by the Internet, or by signing, dating and returning the voting instructions form in the enclosed postage-paid envelope. If you desire to vote in person at the Annual Meeting, you must provide a legal proxy from your bank, broker or other nominee.

Shares of CenterState common stock represented by a properly executed proxy, if such proxy is received prior to the vote at the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF CENTERSTATE COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF CENTERSTATE OF THE NOMINEES LISTED BELOW, FOR APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN, FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Revocability of Proxies

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Secretary, (ii) properly submitting to our Secretary a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: CenterState Banks, Inc., 42745 U.S. Highway 27, Davenport, Florida 33837, Attention: Ernest S. Pinner, Chairman, President and Chief Executive Officer.

Solicitation of Proxies

In addition to the solicitation by mail, our officers and employees and those of our subsidiaries, without additional compensation, may solicit proxies in favor of the proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our common stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by us.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Annual Meeting is being held to elect directors to serve a one-year term of office. Each of our directors serves for a term expiring at the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified. Accordingly, the terms of each member of the Board expire at the Annual Meeting. The individuals nominated for election as directors at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting of Shareholders in 2014.

Director J. Thomas Rocker passed away in August 2012 after a lengthy battle with cancer. Mr. Rocker was first elected a director in 1999, was a founding director of CenterState, and a founding director of First National Bank of Polk County in 1992, one of the initial three banks which were merged together to form the Company. Mr. Rocker was a member of the audit committee and compensation committee, and prior Chairman of the audit committee for many years.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following tables set forth the name and age of each nominee or director continuing in office, a description of his position and offices with CenterState other than as a director, if any, and a description of his principal occupation and business experience during at least the last five years. As to our directors, the following also sets forth the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director of CenterState. For information concerning compensation of directors, membership on committees of the Board of Directors, number of meetings held and director attendance history, see “DIRECTOR COMPENSATION.”

James H. Bingham, (Age: 64); Year first elected a Director: 1999;  Mr. Bingham is President of Concire Centers, Inc., a commercial real estate development company, and has been actively involved with the acquisition and development of commercial real estate throughout Florida throughout his career. Mr. Bingham was a founding director of the Company and has served as a director for over twelve years. He also has twenty years experience as a director of CenterState Bank, N.A., one of our former subsidiary banks which was merged into our subsidiary bank. Mr. Bingham’s thirty plus years experience in the real estate business, from the perspective of both the borrower and lender, is a valuable resource and insight that is shared with the Board as it sets real estate lending strategy and policy.

G. Robert Blanchard, Jr., (Age: 49); Year first elected a Director: 2005;  Mr. Blanchard is Chairman and President of WRB Enterprises, Inc., a diversified holding company. Mr. Blanchard has served as a director of The Bank of Tampa, a $1 billion commercial bank in Tampa, Florida, since 1997. He has served as a director of the Company since 2005. He was a founding director of CenterState Bank of Florida, N.A., which the Company acquired in 2002. He also was a director of CenterState Bank, N.A. which was merged into our subsidiary bank in 2010. In addition to his many years experience as a director of various banks, Mr. Blanchard also contributes his organizational skills and experience from operating a variety of corporations.

C. Dennis Carlton, (Age: 60); Year first elected a Director: 2008;  Mr. Carlton is President and owner of Mid-State Realty Company (1975 – present) and a cattle rancher and citrus grower (1976 – present). He is also a director of Farm Credit of Central Florida, an active investor in the central Florida real estate industry, including citrus groves, land acquisition and development, office buildings and mini warehouses. Mr. Carlton was a founding director of Valrico State Bank, and has served as a director on its board for over twenty years. Mr. Carlton is highly skilled and knowledgeable about real estate in central Florida and his insight and opinion regarding real estate values and operations is a valuable resource which is frequently used by the Board and the Company.

John C. Corbett, (Age: 44); Year first elected a Director: 2011;  Mr. Corbett is the Executive Vice President of the Company (2007 to present) and he is also the President, Chief Executive Officer and a Director of CenterState Bank of Florida, N.A., (2003 to present). Prior to becoming President and CEO he served as its Executive Vice President and Chief Credit Officer (2000 to 2003). Prior to joining CenterState Bank of Florida, N.A. in 1999, he worked with Mr. Pinner as Vice President of Commercial Banking at First Union National Bank in Florida (1990 to 1999). Because of his leadership roles since the founding of the Company, he brings a strong historical perspective and working knowledge of our Company which the Board believes contributes considerable value as part of the Board’s deliberations and decision making process.

Griffin A. Greene, (Age: 54); Year first elected a Director: 2012;  Mr. Greene is President of Greene’s Citrus Management, Inc. and an officer or partner in numerous family owned citrus businesses including grove ownership, management and marketing of citrus. Mr. Greene served on the Board of Indian River National Bank from 1999 through 2004 and served as its Chairman from 2002 through 2004. Mr. Greene also served on the Board of Directors of Alabama National Bancorp from 2004 until it was acquired by RBC Bank in 2009. Mr. Greene also served on the Audit Committee of the Board and as the Audit Committee Chairman from 2006-2008. From 1995 to 1999 Mr. Greene served on the Governing Board of the St. Johns River Water Management District. Mr. Greene’s long tenure in banking as well as small businesses gives him insight into the lending relationship necessary for sound and effective lending. Mr. Greene is a graduate of the University of Florida.

Charles W. McPherson, (Age: 65); Year first elected a Director: 2012;  Mr. McPherson is a retired executive with thirty-seven years of experience as a senior level banking executive in Central Florida. Mr. McPherson served as Chairman, President and CEO of SunTrust Bank, Mid-Florida, a $1.5 billion bank with 26 branches in Central Florida between 1988 and 2008. Previously, he was the Chairman, President and CEO of Sun First National Bank of Polk County (1986 – 1988); Group President of Sun First National Bank of Polk County (1984 – 1986); Chairman, President and CEO of Flagship State Bank of Polk County (1979 – 1984); and Executive Vice President of Flagship Bank of Okeechobee (1974 – 1979). Mr. McPherson has served as a director of the Company’s subsidiary bank, CenterState Bank of Florida, N.A. since April 2011 and on the bank’s Trust committee. Mr. McPherson brings his lengthy and extensive experience and his historical and in-depth insight from both the perspective of our industry and its evolution, as well as from the perspective of the primary markets that the Company serves.

G. Tierso Nunez II, (Age 59); Year first elected a Director: 2004;  Mr. Nunez is a Certified Public Accountant and, since 1992, has served as President and owner of GT Nunez & Associates, P.A., a public accounting firm. Mr. Nunez has thirty five years of accounting and auditing experience, thirty two years of which he served as an independent auditor in the public accounting field, and two years he served as the Chief Financial Officer of a Florida banking institution. Mr. Nunez spent the first ten years of his career as an auditor with Coopers and Lybrand, now known as PricewaterhouseCoopers, of which three years were spent on a special assignment in the Firm’s National Office in New York City. Mr. Nunez has served as the designated financial expert on the Company’s Audit Committee since 2004 and brings a wealth of experience both as a preparer and auditor of financial statements of public and private enterprises. In 2011, Mr. Nunez also assumed the role as Chairman of the Company’s Audit Committee.

Thomas E. Oakley, (Age 70); Year first elected a Director: 2002;  Mr. Oakley is President of Oakley Groves, Inc., an integrated citrus business including grove ownership, grove management and trucking company related to the distribution of citrus products. He was also a past director of Alico, Inc., a public company (agricultural and land management business) (1992 – 2005). Mr. Oakley has been a director of the Company since 2002, and was a founding director of CenterState Bank of Florida, N.A., which was acquired by the Company in 2002. Mr. Oakley serves on the Company’s compensation committee and chairs its nominating committee. Mr. Oakley energetically contributes his many years of experience as an entrepreneur and his skills for formulating and evaluating business strategies.

Ernest S. Pinner, (Age 65); Year first elected a Director: 2002;  Mr. Pinner is the Company’s Chairman of the Board, Chief Executive Officer and President. He has been actively involved in the banking business in Central Florida over the past forty years. Mr. Pinner is also the chairman of the Company’s subsidiary bank. He was the founding President and CEO of CenterState Bank of Florida, N.A., which was acquired by the Company in 2002. He was a director of CenterState Bank MidFlorida, N.A., which was acquired by the Company in 2006. Prior to joining the Company in 1999, he had a lengthy career with First Union Bank and was the area President and Senior Vice President of First Union National Bank between 1986 and 1999. Mr. Pinner brings a lifetime of banking experience at all levels of a financial institution (both regional and community banking) to the Board of Directors of CenterState.

William Knox Pou, Jr. (Age 56); Year first elected a Director: 2012;  Mr. Pou is the Executive Vice President of W.S. Badcock Corporation (dba Badcock Home Furniture & More) where he is responsible for the retail operations of stores in eight states throughout the southeastern United States. Mr. Pou has spent his entire adult life with this organization and has been involved in all aspects of its operations including the consumer credit division as well as personally owning and operating several stores between 1979 and 1998 as an independent dealer. Mr. Pou is a director of CenterState Bank of Florida, N.A., the Company’s subsidiary bank, where he has served on several board committees. He was also a founding director of the First National Bank of Polk County in 1992, one of the initial three banks which were merged together to form the Company. Mr. Pou’s value to the Board comes from his thirty plus years of experience and insight in consumer credit and collections as well as his experiences and skill operating multi-unit, multi-state operations. Mr. Pou is a graduate of Mercer University, Macon, Georgia.

Joshua A. Snively (Age 47); Year first elected a Director: 2012;  Mr. Snively is President and CEO of Florida Chemical Company, Inc., a leading manufacturer and supplier of citrus oils to global markets. He has been with that company since 1995 and one of four owners. Mr. Snively transformed the company from a family owned and operated business to a professionally managed operation with an independent board of directors. The company has manufacturing facilities in Florida and Texas. Prior to joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank and was a commercial lender for Farm Credit of Central Florida. He graduated with a B.S. in Finance and Citrus Management from Florida Southern College. Mr. Snively has been serving as a director of the Company’s subsidiary bank since January 2009. He is also the chairman of the subsidiary bank’s loan committee and also serves on the Company’s compensation committee. Mr. Snively’s commercial finance experience and his understanding of family owned businesses provides valuable insight to the Company as it develops its lending strategy and policy.

Director Independence

CenterState’s common stock is listed on the NASDAQ Global Select Market. NASDAQ requires that a majority of CenterState’s directors be “independent,” as defined by the NASDAQ’s rules. The Board of Directors has determined that a majority of our directors are independent. In determining director independence, the Board considers all relevant facts and circumstances, including the NASDAQ rules. The Board considers the issue not only from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board of Directors has determined that all nine of our non-management directors are independent under the NASDAQ guidelines. As members of management, Messrs. Pinner and Corbett are not considered independent.

Board Leadership Structure and the Board’s Role in Risk Oversight

Currently, CenterState’s Chief Executive Officer also serves as its Chairman of the Board. The Board of Directors maintains flexibility with respect to combining or separating the positions of Chairman and Chief Executive Officer. The Board believes such flexibility permits CenterState to select the most qualified candidate for the position of Chairman, including a member of management, if the Board believes he or she will provide the most effective leadership for CenterState. Currently, CenterState does not have a “lead” independent director

The CenterState Board believes that its leadership structure does not affect its risk oversight. CenterState has been, and continues to be, a strong advocate of Board independence and has put into place measures to see that its directors provide independent oversight. The Board believes that it also has established substantial independent oversight of management. For example, 9 of the 11 CenterState director nominees are independent under the NASDAQ guidelines. In addition, each of the Board’s major committees, including the Audit, Compensation, and Nominating Committees is comprised solely of independent directors. Also, CenterState’s non-management directors meet in executive session periodically without management in attendance. This means that oversight of critical matters such as the integrity of CenterState’s financial statements, executive compensation (including compensation of the executive officers), the selection of directors and the evaluation of the Board and key Committees is entrusted to independent directors.

Management is responsible for day-to-day management of the risks CenterState faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board manages its risk oversight function of CenterState as follows. First, the Audit Committee, whose members are independent as defined above, meet with management, internal audit or the Company’s independent auditors each quarter to review the earnings press release and Form 10-Q. They ask questions of management as well as the auditors. Each quarter, they have the opportunity to meet with the independent auditors privately, without management present. All of the Board members receive monthly written reports which include month to date and year to date financial metrics as well as credit metrics. The financial data is compared to the annual budget which is approved by the Board on an annual basis. Second, the Compensation Committee, whose members are also independent, has hired a professional compensation consultant, and has met with the consultant, with management present and without management present, and based on the reports of the consultant has determined that the Company’s compensation incentive programs do not encourage unnecessary risks that could threaten the value of the institution. Lastly, at the close of each Board of Directors meeting during the past year (excluding telephonic meetings) the directors have an opportunity to convene an executive session, in private, without any management present. The Board does not believe that CenterState’s compensation policies and practices encourage excessive or unnecessary risk-taking or are reasonably likely to result in a material adverse effect on CenterState.

Additional Corporate Governance Information and Code of Ethics

For additional information about our corporate governance, please refer to our website at www.centerstatebanks.com under Investor Relations/Governance Documents. Information available at this website includes our Code of Ethics and the charters of each of the committees of the Board. This information is also available in print, free of charge upon request addressed to: CenterState Banks, Inc., Attention: Chairman and Chief Executive Officer, 42745 U.S. Highway 27, Davenport, Florida 33837.

Information about the Board of Directors and Its Committees

Our Board of Directors held 11 meetings during the year ended December 31, 2012, of which 4 were by telephone. See “DIRECTOR COMPENSATION” for a history of attendance by each director. Our Board of Directors appointed three committees during 2012. Certain information regarding the functions of these standing committees, their membership, and the number of meetings held during 2012 follows:

For information regarding our Nominating Committee, see “DIRECTOR COMPENSATION” and “NOMINATING COMMITTEE.”

For information regarding our Audit Committee, see “DIRECTOR COMPENSATION” and “AUDIT COMMITTEE REPORT.”

For information regarding our Compensation Committee, see “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis,” “DIRECTOR COMPENSATION” and “COMPENSATION COMMITTEE REPORT.”

We do not have a policy that requires directors to attend the Annual Meeting. All members of the Board attended last year’s Annual Meeting, and are expected to be present at our 2013 Annual Meeting.

Executive Officers

The following lists our executive officers, all positions held by them in CenterState, including the period each such position has been held, a brief account of their business experience during the past five years and certain other information including their ages. Executive officers are appointed annually at the organizational meeting of the Board of Directors, which follows our annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

Ernest S. Pinner, (Age 65);  Chairman of CenterState Bank Central Florida, N.A. and CenterState Bank, N.A. (2002 to December 2010, at which time these two banks were merged into CenterState Bank of Florida, N.A.); Chairman of CenterState Bank of Florida, N.A. (2002 to present); Chairman of the Board (2004 to present), Chief Executive Officer and President (2002 to present) and Executive Vice President (2000 to 2001) of CenterState Holding Company; Director of Valrico State Bank (2007 through its June 2012 merger into CenterState Bank of Florida, N.A.); President and Chief Executive Officer of CenterState Bank of Florida N.A. (2000 to 2003); Chairman of CenterState Bank Mid Florida (2004 to 2007); Area President and Senior Vice President of First Union National Bank (1986 to 1999).

John C. Corbett, (Age 44);  Executive Vice President of CenterState Holding Company (2007 to present) and Director (2011 to present); President, Chief Executive Officer and Director of CenterState Bank of Florida, N.A. (2003 to present); Executive Vice President and Chief Credit Officer of CenterState Bank of Florida, N.A. (2000 to 2003); Vice President of Commercial Banking at First Union National Bank in Florida (1990 to 1999). Mr. Corbett is the brother-in-law of Mr. Young, the Company’s Treasurer and the Executive Vice President and Chief Operating Officer of the Company’s subsidiary bank.

James J. Antal, (Age 61);  Senior Vice President, Chief Financial Officer and Corporate Secretary of CenterState Holding Company (November 1999 to present); self-employed certified public accountant (November 1998 to November 1999); Senior Vice President, Chief Financial Officer and Treasurer of Trumbull Savings and Loan Company (August 1992 to November 1998); Senior Vice President and Chief Financial Officer of Metropolitan Savings Bank of Cleveland (1984-1992); Auditor and consultant with Deloitte & Touche, LLP, Cleveland office (1981-1984).

Stephen D. Young, (Age 36);  Corporate Treasurer of CenterState Holding Company (May 2010 to present); Executive Vice President and Chief Operating Officer of CenterState Bank of Florida, N.A. (December 2010 to present); Executive Vice President and Chief Financial Officer of CenterState Bank of Florida, N.A. (2002 to 2010); and senior auditor with Deloitte & Touche LLP (1998 to 2001). Mr. Young is the brother-in-law of Mr. Corbett, the Company’s Executive Vice President and President and CEO of the Company’s subsidiary bank.

Daniel E. Bockhorst, (Age 49);  Corporate Chief Risk Officer (2010 to present) and Executive Vice President of subsidiary bank, CenterState Bank of Florida, N.A. effective December 2010. Director of special loans, Florida, for the Royal Bank of Canada, USA (2008-2010); Executive Vice President and Senior Lender for Indian River National Bank (2004-2008); Senior Vice President Commercial Lender, Fifth Third Bank (1986-2004).

Management and Principal Stock Ownership

The following sets forth, as of February 28, 2013, the stock ownership of each of our directors and nominees for directors, our named executive officers, and all directors and executive officers as a group. To our knowledge, the only shareholders who owned more than 5% of the outstanding shares of CenterState common stock on February 28, 2013 were: Wellington Management Co., LLP (8.65%), 75 State Street, Boston, MA 02109; Heartland Advisors, Inc. (6.01%), 789 North Water Street, Milwaukee, WI 53202; Forest Hill Capital, LLC and Mark Lee (5.24%); and BlackRock, Inc. (5.79%), 40 East 52nd Street, New York, NY 10022.

Director Nominees	Amount and Nature of Beneficial Ownership (a)	Percentage of CenterState common stock (a)
James H. Bingham	130,311 shares (f)	0.43%
G. Robert Blanchard, Jr.	322,678 shares (g)	1.07%
C. Dennis Carlton	165,734 shares (h)	0.55%
John C. Corbett	104,278 shares (i)	0.35%
Griffin A. Greene	53,943 shares (j)	0.18%
Charles W. McPherson	10,000 shares (k)	0.03%
G. Tierso Nunez II	21,000 shares (l)	0.07%
Thomas E. Oakley	216,238 shares (m)	0.72%
Ernest S. Pinner	291,020 shares (n)	0.96%
William K. Pou, Jr.	71,458 shares (o)	0.24%
Joshua A. Snively	16,192 shares (p)	0.05%

Named Executives
Ernest S. Pinner	291,020 shares (n)	0.96%
John C. Corbett	104,278 shares (i)	0.35%
James J. Antal	75,153 shares (q)	0.25%
Stephen D. Young	38,100 shares (r)	0.13%
Daniel E. Bockhorst	16,934 shares (s)	0.06%

All Directors, Director Nominees and Executive
Officers as a group
(14 individuals)	1,533,039 shares	5.03%

Other 5% owners
Wellington Management Co., LLP (b)	2,601,920 shares (b)	8.65%
Heartland Advisors, Inc. (c)	1,807,380 shares (c)	6.01%
BlackRock, Inc. (d)	1,741,606 shares (d)	5.79%
Forest Hill Capital, LLC (e)	1,577,596 shares (e)	5.24%

(a)

Information relating to beneficial ownership of CenterState common stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from February 28, 2013. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest.

(b)	Information is as of December 31, 2012 as reported by Wellington Management Co., LLP on its SEC Form 13G filing. Wellington Management Co., LLP is located at 75 State Street, Boston, MA 02109.

(c)	Information is as of December 31, 2012 as reported by Heartland Advisors, Inc on its SEC Form 13G filing. Heartland Advisors, Inc. is located at 789 North Water Street, Milwaukee, WI 53202.

(d)	Information is as of December 31, 2012 as reported by BlackRock, Inc. on its SEC Form 13G filing. BlackRock, Inc. is located at 40 East 52nd Street, New York, NY 10022.

(e)	Information is as of December 31, 2012 as reported by Forest Hill Capital, LLC and Mark Lee on its SEC Form 13G filing. Forest Hill Capital, LLC is located at 100 Morgan Keegan Dr., Suite 430, Little Rock, Arkansas 72202.

(f)	James H. Bingham. The nature of his beneficial ownership is as follows: 46,934 shares are held by a trust he controls, 1,976 shares are owned jointly with his spouse, 484 shares are owned by his spouse, 3,512 shares are owned by a company he controls, 703 shares are owned by a dependent child, 70,702 shares are owned individually, including those held in his retirement account, and 6,000 shares represent presently exercisable options. (No shares are pledged as security.)

(g)	G. Robert Blanchard, Jr. The nature of his beneficial ownership is as follows: 7,644 shares are owned individually, 309,034 shares are owned by a corporation he controls and 6,000 shares represent presently exercisable options. (237,350 shares are pledged as security.)

(h)	C. Dennis Carlton. The nature of his beneficial ownership is as follows: 65,422 shares are held by several Trusts he controls, 99,312 shares are owned individually and 1,000 shares represent presently exercisable options. (99,312 shares are pledged as security.)

(i)	John C. Corbett. The nature of his beneficial ownership is as follows: 4,490 shares are owned by his IRA account, 46,288 shares are owned individually and 53,500 shares represent presently exercisable options. (No shares are pledged as security.)

(j)	Griffin A. Greene. The nature of his beneficial ownership is as follows: 22,743 shares are held individually including an IRA and SEP, 21,350 shares are owned jointly with spouse and 9,850 shares are owned by a partnership he controls. (No shares are pledged as security.)

(k)	Charles W. McPherson. The nature of his beneficial ownership is 10,000 shares owned by a Trust he controls. (No shares are pledged as security.)

(l)	George Tierso Nunez II. The nature of his beneficial ownership is as follows: 15,000 shares are owned individually and within his IRA and 6,000 shares represent presently exercisable options. (No shares are pledged as security.)

(m)	Thomas E. Oakley. The nature of his beneficial ownership is as follows: 153,266 shares are owned by a Trust he controls, 690 shares are owned by a dependent child, 900 shares are owned by his spouse, 55,382 shares are owned individually and 6,000 shares represent presently exercisable options. (No shares are pledged as security.)

(n)	Ernest S. Pinner. The nature of his beneficial ownership is as follows: 65,020 shares are owned individually including amounts in his IRA and 226,000 shares represent presently exercisable options. (32,180 shares are pledged as security.)

(o)	William K. Pou, Jr. The nature of his beneficial ownership is as follows: 61,691 shares are owned jointly with his spouse and 9,767 shares are owned by a Trust he controls. (No shares are pledged as security.)

(p)	Joshua A. Snively. The nature of his beneficial ownership is as follows: all 7,692 shares are owned individually and 8,500 are owned joint with his spouse. (No shares are pledged as security.)

(q)	James J. Antal. The nature of his beneficial ownership is as follows: 14,153 are owned jointly with his spouse and 61,000 shares represent presently exercisable options. (No shares are pledged as security.)

(r)	Stephen D. Young. The nature of his beneficial ownership is as follows: 16,600 shares are owned individually and 21,500 shares represent presently exercisable options. (11,600 shares are pledged as security.)

(s)	Daniel E. Bockhorst. The nature of his beneficial ownership is as follows: 7,000 shares are owned jointly with his spouse, 200 shares are owned by his spouse and 9,734 shares are owned by his IRA. (No shares are pledged as security.)

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Company Performance

In 2012, we reported net income of $9.9 million, or $0.33 per share compared to $7.9 million, or $0.26 per share earned in 2011. The driving forces behind our current year earnings were two FDIC assisted acquisitions, lower credit costs, increased volume of bond sales from our correspondent banking division, the consolidation of our bank subsidiaries and the closing of 15 branch offices along with other efficiency strategies we initiated during the year. With the acquisition of First Guaranty Bank in Jacksonville, we also acquired a Trust department which immediately added fee income, and now allows us to offer Trust services throughout all of our offices in central and northeastern Florida. We merged our last two subsidiary banks together in June of 2012. We are now a Bank Holding Company with only one subsidiary bank and a single core data processing system.

All of our credit metrics continued to improve during the year, and are now at their lowest levels since 2008. At year-end 2012, our total non-performing assets (“NPAs”), at $33.4 million, were less than half of our $82.3 million peak at the end of the first quarter in 2011. Our ratio of NPAs divided by total loans plus OREO and ORA (other repossessed assets) was below 3% at year end. At year-end, our allowance for loan losses was 93% of our total non-performing loans, excluding FDIC covered loans, the best it’s been in several years.

Our net interest margin (“NIM”) improved to 4.24% in 2012 compared to 3.72% in 2011. This was a result of managing our balance sheet by deleveraging through shrinking time deposits (at the same time increasing core non time deposits) which not only reduces our cost of funds, but also frees up capital available for additional expansion opportunities. The reduction in deposits was funded through sales of our available for sale securities portfolio. This changed the mix of our interest earning assets (“IEA”), resulting in loans growing into a larger percentage of our total IEA. Also helping increase our NIM is our FDIC covered loans, accounted for pursuant to ASC Topic 310-30, which are performing better than original expected, resulting in higher accretable yields.

Summary of Key Compensation Decisions

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Chief Executive Officer Compensation: Mr. Pinner’s salary remains at $350,000 (no changes on January 1, 2013, 2012 or 2011). For 2012, Mr. Pinner was awarded an annual incentive equal to $216,246, of which $108,123 was payable in cash and the remainder is a deferred potential cash payment that may be paid in two years subject to the change in stock price, credit quality levels, and continued employment. The award was determined based on better than target levels of achievement for both ROA and NPA reduction goals, and slightly better than threshold levels for expense efficiency goals.

•

Other Named Executive Officer Compensation: Mr. Antal’s salary remains at $202,000 (no changes on January 1, 2013, 2012 or 2011). For 2012, Mr. Antal was awarded an annual incentive equal to $106,090, of which $53,045 was payable in cash and the remainder is a deferred potential cash payment that may be paid in two years subject to the same terms and conditions as described for Mr. Pinner above. Messrs. Corbett, Young and Bockhorst each receive an annual salary increase effective July 1, 2012. Mr. Corbett’s annual salary increased from $286,000 to $298,000; Mr. Young increased from $180,000 to $195,000; and, Mr. Bockhorst increased from $180,000 to $185,000. For 2012, Messrs. Corbett, Young and Bockhorst were awarded an annual incentive equal to $156,509, $78,254 and $51,421, respectively. Of these total awards, 50% is currently payable in cash and the other 50% is a potential cash payment in two years subject to the same terms and conditions as described for Messrs. Pinner and Antal.

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During 2012, Mr. Bockhorst was awarded a restricted stock grant for 5,000 shares of the Company’s common stock vesting at a rate of 10% per year over a ten year period. At the same time he was also awarded an incentive stock option grant for 5,000 shares with a term of ten years and vesting over nine years.

•

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the approval of the compensation of our named executive officers (the “Say-on-Pay” vote) at our 2012 annual shareholders meeting. The results were that 98.6% of the shareholders who voted on our Say on Pay proposal voted in favor of it. The Committee considered this positive result as an affirmation of its compensation related policies and decisions.

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In February 2012, the Compensation Committee instituted the following changes with regard to stock ownership requirements and certain other incentive compensation matters which took effect beginning in 2012:

1.	all senior executive officers are now required to hold at least 50% of any future Company common stock received, net after tax, pursuant to an exercise of a stock option and/or restricted stock grant as long as he/she remains an employee of the Company;

2.	at least 50% of director compensation will be paid in the Company’s common stock up until the time the director owns Company common stock in an amount of at least three times the director’s annual director compensation;

3.	within three years, each director is required to own Company common stock in an amount of at least two times the director’s annual director compensation;

4.	no future agreements with existing or new employees or directors will contain provisions for tax gross-up payments pursuant to section 280G of the Internal Revenue Code; and

5.	all new bonus and incentive payments to SEOs and certain other senior executive officers will be subject to claw back provisions such that the executive will return to the Company any bonus or incentive compensation paid to him or her by the Company if such bonus or incentive compensation payment is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

For additional information regarding our risk management practices, including as to compensation, see “Compensation Risk Management” in this CD&A and “ELECTION OF DIRECTORS – Board Leadership Structure and the Board’s Role in Risk Oversight.”

Role of Executives in Setting Pay

Our CEO works closely with the Compensation Committee in establishing executive compensation and overall bonus and incentive payments. The CEO evaluates the performance of the other senior executives, and, based on these performance evaluations, market compensation surveys, and other data, he will then make recommendations to the Compensation Committee and shares with its members the basis for his recommendations. The Committee, at its discretion, may accept, approve, reject or modify the CEO’s recommendation. The CEO also presents incentive compensation payment recommendations for the Committee’s consideration. The Committee evaluates the CEO’s performance and determines his compensation without the CEO present.

Use of Compensation Consultants

We engaged the compensation consulting firm of McLagan, an Aon Hewitt company during 2012 to advise and assist the Compensation Committee on all its various responsibilities. McLagan assisted the Company with compensation needs during the course of 2012. McLagan reports to the Compensation Committee and the committee has full authority to manage any and all projects that McLagan performs for the Company.

McLagan was instructed by the Compensation Committee to provide the following services in 2012:

•	Assist the Company in its preparation of compensation disclosures as required under the SEC’s rules with respect to this proxy statement.

•	Revise the Company’s compensation peer group of publicly-traded financial institutions so that it is comparable to the Company in asset size (presented later in this analysis).

•

Review the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

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Provide recommendations and observations regarding the potential alignment of the Company’s executive compensation practices with the Company’s overall business strategy and culture relative to the market as defined by the peer group, including reviewing the performance based programs with respect to the cash incentive plan and make recommendations for the 2013 fiscal year plans.

•	Assist the Company in its annual risk assessment of all incentive compensation programs.

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In 2012, the Compensation Committee reviewed its relationship with McLagan and Aon Hewitt. The Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934. The Committee determined that McLagan and Aon Hewitt’s work does not raise a conflict of interest.

Early in 2010, the Committee amended the Company’s Incentive Compensation Guidelines (“Guidelines”), based on recommendations from McLagan, to include a partial deferral of annual cash incentive compensation awards for a period of two years and make the potential payments contingent on the level of certain future credit metrics. In 2012, the Committee reaffirmed the use of the existing Guidelines, and modified the goals for 2013, based on recommendations from McLagan. The Committee reviewed the CD&A with management and reviewed, discussed and analyzed each incentive compensation plan, including the 2013 goals, with the Company’s senior risk officer and McLagan, as well as senior management.

Compensation Benchmarking

The Committee takes into account a number of factors when determining pay levels for the SEOs. The Committee evaluates both quantitative factors of how the Company is performing, how the local markets in which we operate in are performing in the current economic environment, and market based compensation information as well as qualitative factors such as how the individual SEO is performing, internal pay equity, unusual or extraordinary events, etc. Specifically related to compensation, the Compensation Committee utilizes comparisons to our peers as a benchmark of the Company’s compensation to the peer group companies. We believe, however, that a benchmark should be just that – a point of reference for measurement – but not the sole factor for our executives’ compensation. Further, given the limitations associated with comparative pay information for setting individual executive compensation the Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee established our current peer group of companies in 2012. With the assistance of our compensation consultant, the Committee reviews the composition of the peer group annually to ensure that companies are relevant for comparative purposes. During 2012 the peer group was formed based upon the following criteria: banks with assets from $1.3 billion to $3.9 billion; located in AL, AR, FL, GA, LA, MS, NC, SC, TN, TX, VA or WV; return on average equity (“ROAE”) > -25%, non-performing assets (“NPAs”) as a percent of total assets (“NPAs/Assets”) < 7%, and a commercial loan portfolio as a percent of the total portfolio > 45%. Note in the table below “LTM” denotes values as of the last twelve months. At September 30, 2012, CenterState’s NPAs exclude FDIC covered assets.

Company Name	State	Total Assets 9/30/12 ($000)	ROAE LTM(9/30/12) (%)	NPAs/Assets 9/30/12 (%)
Home BancShares Inc.	AR	3,887,909	12.48	2.42
Bank of the Ozarks Inc.	AR	3,823,017	16.64	0.59
ViewPoint Financial Group Inc	TX	3,636,033	7.55	0.99
Simmons First National Corp.	AR	3,414,980	6.34	1.44
First Bancorp	NC	3,322,677	1.01	4.39
Cardinal Financial Corp.	VA	3,011,686	14.93	0.94
StellarOne Corp.	VA	2,959,846	4.89	2.28
Ameris Bancorp	GA	2,949,383	3.69	3.24
First Community Bancshares Inc	VA	2,769,650	7.25	1.42
BNC Bancorp	NC	2,711,173	3.64	3.14
State Bank Finl Corp.	GA	2,643,744	6.92	0.24
Capital City Bank Group Inc.	FL	2,493,784	-0.90	6.95
Seacoast Banking Corp. of FL	FL	2,081,693	0.97	4.68
Yadkin Valley Financial	NC	1,920,378	11.92	4.86
Southeastern Bank Finl Corp.	GA	1,673,105	11.12	2.03
Wilson Bank Holding Company	TN	1,656,659	7.33	NA
1st United Bancorp Inc.	FL	1,544,952	1.70	2.68
MetroCorp Bancshares Inc.	TX	1,526,088	4.57	3.16
MidSouth Bancorp Inc.	LA	1,428,936	5.71	1.06
First Guaranty Bancshares Inc.	LA	1,361,234	7.85	3.19
American National Bankshares	VA	1,305,707	10.74	1.15
CenterState Banks	FL	2,377,615	8.19	1.50

When making compensation determinations for the Company’s named executives, the Compensation Committee focuses on total compensation that is generally competitive with the 50th percentile of the market at target levels of performance. The findings for the Company compared to the peer group during 2012 revealed that for named executive officers, salaries ranged from 17% below to 4% above the peer group median and target levels of total direct compensation ranged from 16% below to 1% above the peer group median.

Compensation Components

Our compensation plan for the SEOs includes base salary, cash based short-term annual incentives, long-term incentives, employment agreements, split dollar agreements and deferred compensation arrangements. This section describes each component’s design and intent.

Base Salary. We strive to pay competitive base salaries to attract and retain our executives. We primarily use the proxy peer group supplemented by published industry surveys as our guide to determine various salary ranges. Base salaries for the named SEOs are generally reviewed and adjusted effective with the first day of January each year. The base salaries of the SEOs were not increased effective January 1, 2012. However, Messrs. Corbett, Young and Bockhorst received base annual salary increases effective July 1, 2012. Mr. Corbett’s annual salary increased from $286,000 to $298,000; Mr. Young increased from $180,000 to $195,000; and, Mr. Bockhorst increased from $180,000 to $185,000. Salary increases were due to superior performance.

Annual Incentives. Our SEOs can receive annual cash bonus payments determined by formulas that are correlated to: (1) earnings, in terms of return on average assets (“ROA”); (2) reduction in our non-performing asset (“NPA”) ratio; and, (3) operating efficiency in terms of expense reduction and non-interest income fee generation. We use these metrics in terms of the performance of our consolidated Company with regard to the performance of our SEOs. Each of these metrics is weighted in terms of a percentage of the SEO’s total award, as summarized in the box below.

	ROA Goal	NPA Goal	Expense Reduction Goal	Total
Pinner	50%	25%	25%	100%
Antal	50%	25%	25%	100%
Corbett	50%	25%	25%	100%
Young	50%	25%	25%	100%
Bockhorst	50%	25%	25%	100%

Our year 2012 ROA, NPA reduction and operating efficiency thresholds, targets and maximums along with results for 2012 are listed in the box below.

	Year 2012 Threshold	Year 2012 Target	Year 2012 Maximum	Year 2012 Results
ROA (1)	0.10%	0.30%	0.60%	0.40%
NPA reduction (2)	0%	25%	50%	33%
Expense reduction (3)	5%	15%	20%	7%

(1) Our ROA ratio is calculated by dividing year 2012 GAAP net income by average assets outstanding during 2012.

(2) NPA reduction is calculated by comparing our NPA ratio (calculated as NPAs divided by the sum of total loans excluding FDIC covered loans plus OREO plus ORA) at December 31, 2011 to the same ratio calculated as of December 31, 2012. “NPA” means non-performing assets excluding assets covered by FDIC loss share agreements. “OREO” means repossessed real estate excluding assets covered by FDIC loss share agreements. “ORA” means repossessed assets other than real estate.

(3) Expense reduction, or operating efficiency, is calculated by comparing our efficiency ratio (excluding credit cost) during the six month period ending December 31, 2011 compared to the same ratio for the six month period ending December 31,

2012. The reason we are comparing six month periods versus annual, is that these goals were set early in 2012 and we felt we needed to give our business unit managers time to develop and implement their efficiency strategies.

Our SEO threshold, target and maximum incentive awards for 2012 are listed in the box below, along with the actual awards for 2012.

	2012 Payout Opportunity						2012 Award
	Threshold		Target $	Target % of Salary	Max $	Max % of Salary	Total Award	Total Award % of Salary	Current (1)	Deferred (2)
Pinner	$	---	$233,450	66.7%	$350,000	100.0%	$216,246	62%	$108,123	$108,123
Antal	$	---	$114,534	56.7%	$171,700	85.0%	$106,090	53%	$53,045	$53,045
Corbett	$	---	$168,966	56.7%	$253,300	85.0%	$156,509	54%	$78,254	$78,254
Young	$	---	$84,435	43.3%	$126,750	65.0%	$78,254	42%	$39,127	$39,127
Bockhorst	$	---	$55,500	30.0%	$83,250	45.0%	$51,421	28%	$25,710	$25,710

Note 1: Current portion of the 2012 cash award, paid to SEOs in February 2013.

Note 2: Deferred portion of the 2012 cash award. These are potential future cash awards that could be paid to the SEOs in two years subject to certain terms and conditions described below.

As described earlier, our incentive compensation plans are guidelines. Once the amounts are calculated based on the formula guidelines, they must be approved by the Compensation Committee before any payment is made. The Compensation Committee, at its discretion, has the authority and responsibility to approve, reject, or amend the proposed payment, as calculated by formula guidelines.

Holdback provision: Incentive compensation payments awarded to our SEOs contain a holdback provision to ensure long-term focus on credit quality. By holding back a portion of the annual bonus payment, and making the payment contingent upon credit quality metrics, helps mitigate potential unnecessary risks and the potential for manipulation of reported earnings to enhance the compensation of the employee. As to the bonus payments, 50% of the incentive compensation award is paid currently and the remaining 50% is deferred for two years. The amount of the deferred cash payment will equal the holdback percentage at date of determination (the last day of the performance year) and will be increased or decreased based on the change of the closing price of the Company’s common stock, as reported by NASDAQ, between the end of the performance year and the vesting date, two years in the future. The average stock price five days before and five days after the last trading day of the year is the metric used in the calculation.

There are also several other contingencies placed on the executive. First, the SEO must remain employed over the full two year period; otherwise the deferred amount is forfeited, unless the Compensation Committee, in its sole discretion, waives the employment period requirement. For example, the Committee may waive the requirement in case of retirement or change in control. However, the waiver is at the sole discretion of the Committee.

Second, the potential deferred payment is subject to a two-step credit gate. If the Company’s NPA ratio (defined as non-performing assets divided by the sum of loans plus OREO plus ORA, and excludes assets covered by FDIC loss share agreements) is less than 1% at December 31, 2014, then the full payment is made without any reduction. If the Company’s ratio is greater than 1% at that date, then the Company eight quarter average NPA ratio (as defined above) is compared to the average NPA ratio of the Company’s peer group, as defined by the Compensation Committee. If the Company’s ratio falls within the top 40% of the peer group, then full payment is made. If the Company’s ratio falls within the bottom 40% of the peer group, then no deferred payment is made. If the Company’s ratio is in between this range, then the payment is reduced on a pro-rata basis.

In addition to the credit metric requirements discussed above, other trigger events that would preclude the payment of an annual incentive award are: (1) regulatory action that prevents the Company or the subsidiary bank from paying any dividends or any other restrictive measure as decided by the Compensation Committee;

(2) failure to maintain well-capitalized status with regard to Tier 1 risk based capital and Tier 1 leverage ratios; and (3) the Committee exercising its right to modify incentive awards to reflect extraordinary and unusual events or circumstances outside the control of management. Beginning in 2012, all new bonus and incentive payments to our SEOs, as well as certain other senior officers, are subject to claw back provisions such that the SEO will return to the Company any bonus or incentive compensation paid to him by the Company if such bonus or incentive compensation payment is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Stock Based Compensation. Our Compensation Committee and/or Board of Directors may award incentive stock options (“ISOs”) and restricted stock grants. Generally these awards are granted to our executives for the purpose of long-term incentives, as well as to more closely align the executive’s interest to our long-term interests. These stock based awards generally have ten-year lives with vesting periods ranging from three to ten years. We believe larger grants with longer vesting periods are a better tool to help us tie our executives to us and discourage our competitors from recruiting our best talent. We also believe that by granting long-term stock based awards to our executives, it better aligns the interest of the executives with the interest of our shareholders. Stock based compensation received by each named executive was determined by the Committee based solely on its judgment and discretion. The Compensation Committee, in its discretion, granted a long term stock award to Mr. Bockhorst on June 21, 2012 for 5,000 shares of our common stock which will vest at a rate of 500 shares per year over a ten year period, and a ten year term Incentive Stock Option award for 5,000 shares which will vest at a rate of 10% per year for the first eight years and the remaining 20% at the end of the ninth year. No other equity based compensation was awarded to any of our SEOs during 2012.

Employment Agreements. Each of our named SEOs, except for Mr. Bockhorst has an employment agreement. On July 13, 2010, we entered into employment agreements with Messrs. Corbett, Antal, and Young. Mr. Corbett’s and Mr. Antal’s agreements were filed as Exhibits 10.4 and 10.5, respectively, to our Form 8-K filed July 14, 2010. Mr. Young’s agreement was filed as Exhibit 10.14 to our Form 10-K filed March 7, 2011. On February 11, 2011, we entered into an employment agreement with Mr. Pinner, which was filed as Exhibit 10.1 to our Form 8-K filed February 14, 2011. The agreements provide for the following:

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Term of Employment. Each employment agreement has a term of employment of three years from the effective date of the agreement. On the first anniversary date of the effective date and on each anniversary thereafter, the agreement is automatically extended for one additional year unless the Board of Directors or executive determines not to extend the term.

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Reimbursement of Business Expenses and Fringe Benefits. Subject to guidelines issued from time to time by the Company, the SEO is entitled to reimbursement for all reasonable business expenses incurred performing his duties and obligations, including but not limited to reasonable business travel and entertainment expenses, including country club memberships, and reasonable expenses for attendance at periodic industry and trade association meetings and conferences.

•	Vacation and sick leave. The SEO is entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by the Company.

•	Employee Benefit Plans. The SEO s entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

•

Disability Insurance. The Company will reimburse the SEO (except for Mr. Pinner) the cost to purchase and maintain disability insurance coverage providing a monthly disability benefit to age 65 not to exceed the lesser of (x) 60% of base salary or (y) $25,000. The amount reimbursed by the Company will be grossed up to compensate the SEO for related Federal and State income taxes imposed on the SEO as a result of the reimbursement.

•	Incentive Bonus Plans. The SEO is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

•

Severance and Change in Control payments. If the SEO voluntarily terminates with good reason or is involuntarily terminated without cause, he will be entitled to a lump sum cash payment equal to one times (two times in the case of Mr. Pinner) the highest annual compensation as reported on the SEO’s Form W-2 over the three-year period immediately preceding the year in which notice of employment termination is given, pursuant to the terms of the Agreement. If a change in control occurs during the term of the Agreement, the SEO will be entitled to a cash payment equal to two and one half times (three times in the case of Messrs. Corbett and Young) the highest annual compensation as reported on the SEO’s Form W-2 over the three-year period immediately preceding the year in which the change in control occurs. In addition, if the payment imposes any excise tax on the SEO under Sections 280G and 4999 of the Internal Revenue Code of 1986, then the Company is required to make an additional payment equal to the excise tax payable by the SEO plus an amount necessary to provide the excise tax payment net of all income, payroll and excise taxes that would otherwise be incurred by the SEO.

•

Non-Compete and Non-Solicitation. The SEOs are prohibited from competing with or soliciting business relationships or soliciting Company employees for a period of one year subsequent to termination, except following a change in control.

See the discussion entitled “Potential Payments upon Termination or Change in Control” under “Executive Compensation” which provides the amount of compensation each SEO would receive under various termination events based upon the employment agreements.

Split Dollar Agreements. Each of our named executives, except for Mr. Bockhorst, has a Split Dollar Agreement, whereby we purchased single premium life insurance on the executive. If the executive dies while still employed with us, his beneficiary is entitled to a benefit equal to 50% of the Net Death Proceeds (as defined in the Agreement). If death occurred at December 31, 2012, the amount each SEO’s beneficiary would be entitled to receive is $216,503, $79,396, $79,752 and $72,621 in the case of Messrs. Pinner, Antal, Corbett and Young, respectively. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the Agreement) at the date of death, the executive’s beneficiary is entitled to a benefit equal to 10% of the Net Death Proceeds. We believe this is another way of helping to retaining our executives. The form of the Split Dollar Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated January 11, 2006.

Deferred Compensation Agreements. During 2010, each SEO, except Mr. Pinner and Mr. Bockhorst, entered into a Supplemental Executive Retirement Plan (“SERP”) with the Company. Mr. Pinner entered into a similar agreement in December 2008. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit equal to a fixed dollar amount in the case of Mr. Pinner, and equal to a percentage of Final Pay in the case of Messrs. Corbett, Antal, and Young. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service. The percentage of Final Pay is 35% in the case of Mr. Corbett and Mr. Young, and 20% in the case of Mr. Antal. Mr. Pinner’s annual benefit is $150,000. See the discussion entitled “Pension Benefits” which provides a description and the potential amount of retirement benefits each SEO would receive under various termination events based upon the SERP agreements. The agreements include one year non-compete and non-solicitation restrictions, except following a change in control.

Compensation Risk Management

Background: The Company’s Compensation Committee completed a review of all incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2012 that apply throughout the Company. The assessment of the incentive plans was performed by the Company’s senior risk officer and entailed discussions of each plan’s design and operation. The assessment followed the parameters of the Guidance on Sound Incentive Compensation Policies finalized in 2010 that apply to all banking organizations.

Major categories included compensation program administration, overall compensation structure, general incentive plan design and payout curves, performance metrics, equity compensation, and termination provisions.

Conclusion: The purpose of this review was to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. The various factors which support this conclusion include:

•	The oversight of the executive incentive plan and long-term incentive plan by the Compensation Committee of the Board of Directors;

•	Management oversight of key plans and programs, including approving target level payouts, setting financial and operating goals, and approving payouts;

•	Vesting and stock holding requirements which encourage a long-term perspective among participants;

•	A preference for performance measures which result in payments only upon achievement of ultimate financial results; and

•	Centralized administration and oversight of plans and programs.

Summary Compensation Table

The table below summarizes the compensation for our Principal Executive Officer, our Principal Financial Officer and our three other highest paid executive officers for the years presented, collectively our Named Senior Executive Officers, or SEOs. Below this table and footnote explanation, is a subsidiary table listing the components of all other compensation. In the table directly below, equity and cash awards are shown in their entirety in the year the award related to, even if it does not vest for a lengthy period of time and/or if it is conditional upon certain events and or criteria.

name and principal position	year	salary ($)	bonus ($)	stock awards ($)	option awards ($)	non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	all other compensation ($)	Total ($)
Ernest S. Pinner,	2012	$350,000	$108,123	---	---	$206,967 (7)	$259,576 (8)	$33,361	$958,027
Principal Executive	2011	$350,000	$103,483	---	---	$16,900 (6)	$244,547 (8)	$29,240	$744,170
Officer, Chairman,	2010	$350,000	$16,900	---	---	---	$232,252 (8)	$32,531	$631,683
President, and Chief
Executive Officer
James J. Antal,	2012	$202,000	$53,045	---	---	$76,154 (7)	$68,035 (8)	$14,536	$413,770
Principal Financial	2011	$202,000	$76,154	$5,780 (3)	---	$12,600 (6)	$63,594 (8)	$16,960	$377,088
Officer, Senior Vice	2010	$202,000	$12,600	$109,200 (4)	---	---	$30,332 (8)	$20,117	$374,249
President, Chief
Financial Officer, and
Corporate Secretary
John C. Corbett,	2012	$292,000	$78,254	---	---	$120,335 (7)	$69,044 (8)	$27,069	$586,702
Executive Vice President and	2011	$279,583	$120,335	---	---	$66,855 (6)	$60,374 (8)	$18,758	$545,905
Subsidiary Bank President	2010	$262,500	$110,733	$655,200 (5)	---	---	$26,695 (8)	$18,793	$1,073,921
and Chief Executive
Officer (CenterState
Bank of Florida, N.A.)
Stephen D. Young,	2012	$187,500	$39,127	---	---	$58,062 (7)	$36,048 (8)	$13,237	$333,974
Treasurer and	2011	$180,000	$58,062	---	---	---	$31,545 (8)	$14,075	$283,682
Subsidiary Bank Executive	2010	$180,000	$86,840	$546,000 (5)	$107,250 (1)	---	$15,327 (8)	$14,598	$950,015
Vice President (CenterState
Bank of Florida, N.A.)
Daniel E. Bockhorst, (9)	2012	$182,500	$25,710	$33,550 (5)	$15,100 (2)	$39,726 (7)	---	$18,300	$314,886
Chief Risk Officer and	2011	$180,000	$39,726	---	---	---	---	$18,200	$237,926
Subsidiary Bank Executive	2010	$135,000 (9)	$19,045	$60,550 (3)	---	---	---	$2,800	$217,395
Vice President (CenterState
Bank of Florida, N.A.)

(1) Represents the estimated fair value of incentive stock options awarded as of the grant date. The grant date is February 2, 2010, the exercise price is $10.92 per share, the term is ten years and the vesting period is over nine years.

(2) Represents the estimated fair value of incentive stock options awarded as of the grant date. The grant date is June 21, 2012, the exercise price is $6.71 per share, the term is ten years and the vesting period is over nine years.

(3) Restricted stock grants that vest over a period of five years. The value of the award is equal to the number of shares granted times the market value of the shares as reported by NASDAQ on the close of business on the date of grant, pursuant to ASC Topic 718.

(4) Restricted stock grant that vest over a period of seven years. The value of the award is equal to the number of shares granted times the market value of the shares as reported by NASDAQ on the close of business on the date of grant, pursuant to ASC Topic 718.

(5) Restricted stock grant that vest over a period of ten years. The value of the award is equal to the number of shares granted times the market value of the shares as reported by NASDAQ on the close of business on the date of grant, pursuant to ASC Topic 718.

(6) Represents a portion of 2010’s incentive performance bonus that is a potential cash payment to be paid in two years from the end of the performance year subject to meeting certain future credit related metrics. The amount is reported as 2011 compensation because it’s accounted for under ASC Topic 718, due to the change in value being based on the Company’s stock price and thus is reported in the year granted versus the year earned. The deferred cash award granted in 2012 will be reported as 2012 compensation in the 2013 proxy statement.

(7) Represents a portion of 2011’s incentive performance bonus that is a potential cash payment to be paid in two years from the end of the performance year subject to meeting certain future credit related metrics. It is also subject to certain claw back provisions. The amount is reported as 2012 compensation because it’s accounted for under ASC Topic 718, due to the change in value being based on the Company’s stock price and thus is reported in the year granted versus the year earned. The deferred cash award granted in 2013 relating to the 2012 performance year will be reported as 2013 compensation in the 2014 proxy statement.

(8) Represents the change in the accrual balance relating to Supplemental Executive Retirement Plans (“SERPs”) entered into between the Company and the executive listed above.

(9) Mr. Bockhorst was hired on April 1, 2010.

Subsidiary Table – All Other Compensation

name of SEO	year	Company contributions to 401(K) Plan (1)	country club dues	Director fees	disability insurance payments (2)	all other (3)	Total
Ernest S. Pinner	2012	$10,000	$7,680	$14,150	---	$1,531	$33,361
	2011	$ 7,272	$6,851	$13,650	---	$1,467	$29,240
	2010	$ 6,899	$7,678	$16,550	---	$1,404	$32,531
James J. Antal	2012	$ 8,080	---	---	$4,864	$1,592	$14,536
	2011	$ 8,080	$2,454	---	$4,864	$1,562	$16,960
	2010	$ 8,080	$5,644	---	$4,864	$1,529	$20,117
John C. Corbett	2012	$10,000	$3,828	$7,000	$5,072	$1,169	$27,069
	2011	$ 9,753	$3,163	---	$4,677	$1,165	$18,758
	2010	$ 9,772	$3,183	---	$4,677	$1,161	$18,793
Stephen D. Young	2012	$ 7,175	$2,214	---	$2,737	$1,111	$13,237
	2011	$ 7,200	$3,240	---	$2,525	$1,110	$14,075
	2010	$ 7,237	$3,724	---	$2,525	$1,112	$14,598
Daniel E. Bockhorst	2012	$ 7,300	---	---	---	$11,000	$18,300
	2011	$ 7,200	---	---	---	$11,000	$18,200
	2010	$ 1,800	---	---	---	$1,000	$2,800

(1) The Company matches employee contributions up to 4% of qualifying compensation for substantially all of its employees.

(2) The Company has made cash payments to certain executives related to long term disability insurance pursuant to the terms of the executive’s employment agreement.

(3) Included in this category are certain contributions paid by the Company to the employee’s H.S.A. health insurance account and the imputed value of certain BOLI split dollar agreements. In the case of Mr. Bockhorst, it includes a partial forgiveness of a $50,000 loan which is forgiven over a five year period at a rate of $10,000 per year subject to his continued employment with the Company.

For 2012, salary and bonus comprised the following percentage of total compensation for each or our named executives as listed below.

2012 salary and bonus as a percentage of total compensation
	combined salary and bonus	as percentage of total compensation
Ernest S. Pinner	$458,123	48%
James J. Antal	$255,045	62%
John C. Corbett	$370,254	63%
Stephen D. Young	$226,627	68%
Daniel E. Bockhorst	$208,210	66%

Grants of Plan-Based Awards

We did not grant plan-based awards to any of the named executives during 2012 or in prior years. Both the cash incentive plan and any stock awards are ultimately made on a discretionary basis. Our named executives have received incentive stock option grants and restricted stock grants during 2012 and in years prior to 2012, but they were not plan-based. These options were awarded at the discretion of the Compensation Committee and/or the Board of Directors. Some of our SEO’s 2010, 2011 and 2012 cash bonus payments were partially deferred for a period of two years. These potential deferred payments are subject to certain future credit metrics, and could possibly be reduced to zero. These deferred payments were included in the Summary Compensation Table above, and described in notes 6 and 7 to that table.

Restricted stock grants and incentive stock option grants awarded to the only one of our named executives during 2012 are listed in the table below.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Daniel E. Bockhorst	6/21/12	---	---	---	---	---	---	5,000	---	$6.71	$33,550
	6/21/12	---	---	---	---	---	---	---	5,000	$6.71	$15,100

Outstanding Equity Awards at December 31, 2012

The table below identifies each incentive stock option award and restricted stock award granted to the named executives that remains outstanding at December 31, 2012. Pursuant to our Incentive Equity Incentive Plan (“Plan”), our Compensation Committee and/or Board of Directors may award incentive stock option grants (“ISOs”) or Restricted Stock Awards (“RSAs”) to employees at their discretion. Options issued pursuant to our Plan are issued at an exercise price equal to the market value as of the grant date. The closing price of our common stock on the grant date, as reported by NASDAQ, is used to determine market value. Each award granted prior to April 24, 2007 has a ten year term and vests 25% at the date of grant and 25% each year thereafter (i.e. 100% vested in three years). Awards granted pursuant to our 2007 Equity Incentive Plan also have ten year terms, with various vesting periods ranging from three to nine years. Unexercised stock options terminate upon the termination of employment, except for death, disability, change of control, or normal retirement. Unvested restricted stock awards terminate upon termination of employment, except for death or change of control. We do not have any pre-determined dates, schedules, procedures or policies for granting equity based compensation awards. Grants are awarded at the discretion of our Compensation Committee and/or Board of Directors.

Outstanding Equity Awards at December 31, 2012

	Option awards					Stock awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($#)
Name	exercisable	unexercisable
Ernest S. Pinner	10,000	---	---	$9.75	01/14/13	---	---	---	---
	200,000	---	---	$15.50	12/14/14	---	---	---	---
	20,800	5,200 (1)	---	$15.16	02/05/18	---	---	---	---
James J. Antal	10,000	---	---	$9.755	12/09/13	---	---	---	---
	20,000	---	---	$15.50	12/14/14	---	---	---	---
	12,000	18,000 (2)	---	$15.16	02/05/18	---	---	---	---
	16,000	4,000 (3)	---	$15.87	12/09/18	---	---	---	---
	---	---	---	---	---	7,144 (5)	$60,938 (4)	---	---
	---	---	---	---	---	800 (8)	$6,824 (4)	---	---
John C. Corbett	12,000	---	---	$9.50	01/21/13	---	---	---	---
	20,000	---	---	$9.60	10/14/13	---	---	---	---
	14,000	21,000 (2)	---	$15.16	02/05/18	---	---	---	---
	4,000	6,000 (2)	---	$13.40	04/29/18	---	---	---	---
	---	---	---	---	---	48,000 (6)	$409,440 (4)	---	---
Stephen D. Young	4,000	---	---	$9.55	02/18/13	---	---	---	---
	8,000	12,000 (2)	---	$15.16	02/05/18	---	---	---	---
	5,000	20,000 (2)	---	$10.92	02/02/20	---	---	---	---
	---	---	---	---	---	400 (7)	$3,412 (4)	---	---
	---	---	---	---	---	40,000 (6)	$341,200 (4)	---	---
Daniel E. Bockhorst	---	---	---	---	---	3,000 (9)	$ 25,590 (4)	---	---
	---	5,000 (2)	---	$ 6.71	06/21/22	---	---	---	---
	---	---	---	---	---	5,000 (10)	$42,650 (4)	---	---

(1)	These options vest and became exercisable at a rate of 20% per year commencing on February 5, 2009 and become 100% vested on February 5, 2013.
(2)	These options vest and are exercisable at a rate of 10% per year during the first eight years and 20% during the ninth year.
(3)	These options vest and are exercisable at a rate of 20% per year commencing on December 9, 2009 and become 100% vested on December 9, 2013.

(4)	Market value is based on the closing price of the Company common stock at December 31, 2012 ($8.53) times the number of unvested restricted shares.
(5)	These are restricted stock grants awarded on February 2, 2010 and are exercisable over a seven year period from the grant date.
(6)	These are restricted stock grants awarded on February 2, 2010 and are exercisable over a ten year period from the grant date.
(7)	These are restricted stock grants awarded in 2009 and are exercisable over a four year period from the date of grant.
(8)	These are restricted stock grants awarded on August 15, 2011 and are exercisable over a five year period from the grant date at a rate of 200 shares per year.
(9)	These are restricted stock grants awarded on May 10, 2010 and are exercisable over a five year period from the grant date at a rate of 1,000 shares per year.
(10)	These are restricted stock grants awarded on June 21, 2012 and are exercisable over a ten year period from the grant date at a rate of 500 shares per year.

Option Exercises and Stock Vested

Stock awards acquired on vesting and stock options exercised by our named executives during 2012 are listed in the table below.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ernest S. Pinner	---	---	---	---
James J. Antal	---	---	1,628	$12,325
John C. Corbett	---	---	6,000	$45,240
Stephen D. Young	---	---	5,400	$40,988
Daniel E. Bockhorst	---	---	1,000	$7,900

Stock Option Plans

On April 24, 2007, our shareholders approved the CenterState 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan replaced the 1999 Plan discussed below. The 2007 Plan authorizes the issuance of up to 1,350,000 shares of the Company common stock. Of this amount, 1,250,000 shares are allocated to employees, all of which may be issued as incentive stock options, and 100,000 shares are allocated to directors. During 2012, we granted employee incentive stock options for 57,500 shares, with a weighted average exercise price of $6.87 per share, pursuant to this plan. Options were granted at fair market value of the underlying stock at date of grant. Each option expires ten years from the date of grant and vesting occurs over a nine year period. In addition to incentive stock options, we also granted 54,500 shares of restricted stock awards (“RSAs”), with an average fair value of $6.87 per share, pursuant to the 2007 Plan during 2012. The RSAs vest within a range of five to ten years.

In 1999, the Company authorized 730,000 common shares for employees of the Company under an incentive stock option and non-statutory stock option plan (the “1999 Plan”). Options were granted at fair market value of the underlying stock at date of grant. Each option expires ten years from the date of grant. Options became 25% vested immediately as of the grant date and continued to vest at a rate of 25% on each anniversary date thereafter until fully vested. There were no stock options granted pursuant to the 1999 Plan subsequent to December 31, 2006. The 2007 Plan, discussed above, replaced the 1999 Plan. At December 31, 2012 there were 326,704 stock options outstanding which were granted pursuant to the 1999 Plan, all of which were currently exercisable. No future stock options will be granted from this Plan.

In addition to the 1999 Plan, the Company assumed and converted the stock option plans of its acquired subsidiary banks consistent with the terms and conditions of their respective merger agreements. These options are all vested and exercisable. At December 31, 2012, they represented exercisable options for 66,642 shares of the Company’s common stock.

In 2004, the Company’s shareholders authorized an Employee Stock Purchase Plan (“ESPP”). The number of shares of common stock for which options may be granted under the ESPP was 400,000. We did not grant any awards pursuant to this plan subsequent to 2007, and during 2012, our Board of Directors terminated this plan.

All of our equity compensation plans have been approved by our shareholders. A summary of the status of our stock option plans at December 31, 2012 is presented below:

	December 31, 2012
	Number	Weighted Average Exercise Price
Stock Options
Options outstanding at January 1, 2012	1,128,304		$14.03
Granted	57,500		$6.87
Exercised	---	$	---
Forfeited	(27,158)		$15.33

Options outstanding at December 31, 2012	1,158,646		$13.64

Options exercisable at December 31, 2012	703,706		$14.38

Weighted average fair value of options granted during the period per share	$3.09

Weighted average remaining contractual term of total options outstanding	4.5 years

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders:
Officer and employee stock option plan (1999 Plan) and assumed stock options issued by CenterState Holding Company subsidiary banks that were outstanding as of the time of their acquisition	393,346	$14.36	---
2007 Equity Incentive Plan	765,300	13.27	313,333	(1)
Equity compensation plans not approved by shareholders:	---	---	---
Total	1,158,646	$13.64	313,333
(1)	Also excludes 209,384 shares of restricted stock awards granted pursuant to the 2007 Equity Incentive Plan and unissued as of December 31, 2012.

Pension Benefits

The Company has entered into Supplemental Executive Retirement Plans (“SERP”) with certain of its executive officers. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit equal to a fixed dollar amount in the case of Mr. Pinner, and equal to a percentage of Final Pay in the case of Messrs. Corbett, Antal and Young. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service. The percentage of Final Pay is 35% in the case of Mr. Corbett and Mr. Young and 20% in the case of Mr. Antal.

Summary of Mr. Pinner’s SERP agreement:

On December 30, 2008, the Company entered into a SERP agreement with Mr. Pinner. Pursuant to the terms of the SERP, upon normal retirement date, defined as December 15, 2013, Mr. Pinner will be entitled to an annual benefit of $150,000. The Company will distribute the annual benefit to Mr. Pinner in 12 consecutive monthly payments for a period of fifteen years. If Mr. Pinner becomes disabled before his normal retirement date he will be entitled to an annual benefit of $150,000 for a period of fifteen years. If Mr. Pinner’s employment is terminated prior to his normal retirement, he is entitled to the related accrual balance as of the date of termination to be paid in cash in a lump sum within thirty days following separation of service. Mr. Pinner is vested 100% in the current accrual balance, which is $1,092,950 at December 31, 2012. If a change of control occurs prior to Mr. Pinner’s normal retirement date, he is entitled to a lump sum cash payment of $1,366,187 plus a potential additional cash payment if any benefit payable under this plan or any other agreement would create an excise tax under the excess parachute rules of Internal Revenue Code Section 280G.

Summary of SERP agreements with Messrs. Corbett, Young and Antal:

On July 13, 2010, the Company entered into SERP agreements with Messrs. Corbett, Young and Antal. Pursuant to the terms of the SERP agreements, upon normal retirement date, defined as age 65, Messrs. Corbett, Young and Antal will be entitled to 35%, 35% and 20%, respectively, of their Final Pay. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service. Based on the assumptions summarized below, the expected annual benefits Messrs. Corbett, Young and Antal could be entitled to receive starting at age 65 is approximately $350,641, $372,660, and $45,445, respectively. The annual benefit payments will be paid for the life of the executive with an eighteen year certain payment. In the case of Messrs. Corbett and Young, the expected annual benefit payment that they are expected to receive at age 65 will increase by 3.25% each year thereafter.

Assumptions used to arrive at estimated annual benefits at age 65 include using an annual discount rate of 6% and projecting the estimated Final Pay by using annual average projected salary increases of 6.25%, 6.25% and 4.00% for Messrs. Corbett, Young and Antal, respectively.

Early Retirement: An executive can elect early retirement at age 55 or older if the executive has at least 15 years of service. Upon early retirement, the annual benefit will be reduced based on the accrual balance as of the month end prior to separation from service.

Early Voluntary Termination: If early voluntary termination occurs, the benefit payable is the accrual balance determined as of the end of the month preceding separation from service subject to vesting. The executive is 0% vested in his accrual balance until December 30, 2014. Starting at December 31, 2014, the executive is 50% vested in his accrual balance and shall become 100% vested in his accrual balance on December 31, 2019.

Early Involuntary Termination: If early involuntary termination occurs the benefit is 100% of the accrual balance determined as of the end of the month preceding separation from service plus the projected accruals for the next 60 months following separation from service for the first five years of the plan. Beginning with the sixth plan year the benefit amount will equal the projected accrual balance as of the end of the tenth plan year. During the eleventh plan year and beyond, the benefit amount will equal the accrual balance as of the end of the month preceding separation from service.

Disability Benefit: If the executive becomes disabled prior to normal retirement, the benefit is 100% of the Accrual Balance determined as of the end of the month preceding such disability.

Change in Control Benefit: If a change in control occurs prior to normal retirement age, the benefit will be the present value determined as of the date of the change in control, using a 6% discount rate, of the present value, also using a 6% discount rate, of the eighteen year stream of payments of the projected benefit at normal retirement age.

Based on assumptions discussed above, the table below summarizes the annual projected normal retirement benefit at commencement for our named executives.

	commencement date	projected annual retirement benefit at commencement
Ernest S. Pinner	12/15/13	$150,000
John C. Corbett	11/15/33	$350,641
James J. Antal	12/2/16	$45,445
Stephen D. Young	3/2/41	$372,660

The SERP Agreements for Messrs. Pinner, Corbett, Antal and Young can be located on Form 8-K Exhibit 10-1 filed on December 31, 2008, Form 8-K Exhibits 10.1 and 10.2 filed on July 14, 2010, and Form 10-K Exhibit 10.8 filed on March 7, 2011, respectively.

2012 Pension Table

Name	Plan Name	number of years credited service	present value of accumulated benefit	payments during last fiscal year
Ernest S. Pinner	SERP agreement 12/30/08	13	$1,092,950	---
John C. Corbett	SERP agreement 7/14/10	13	$156,113	---
James J. Antal	SERP agreement 7/14/10	13	$161,961	---
Stephen D. Young	SERP agreement 7/14/10	10	$82,920	---

Potential Payments upon Termination or Change in Control

The Company has previously entered into employment agreements (“Agreement(s)”) with Messrs. Pinner, Corbett, Antal and Young. Mr. Corbett’s and Mr. Antal’s Agreements were filed as Exhibits 10.4 and 10.5, respectively, to our Form 8-K filed July 14, 2010. Mr. Young’s Agreement was filed as Exhibit 10.10 to our Form 10-K filed March 7, 2011. Mr. Pinner’s Agreement was filed as Exhibit 10.1 to our Form 8-K filed February 14, 2011.

The Company entered into a Change in Control, Severance, and Non-Compete Agreement with Mr. Bockhorst on July 26, 2012, which was filed as Exhibit 10.1 to our Form 8-K filed July 27, 2012.

For additional information on severance and change in control payments to which the executives are entitled, see “Compensation, Discussion and Analysis – Compensation Components.”

The following table summarizes the payments that would have been made to our named SEOs at December 31, 2012 pursuant to their Agreements and under the circumstances indicated.

2012 Potential Payments upon Termination or Change in Control Table

Executive Benefits and Payments upon Termination	Voluntary with good reason	Voluntary	Involuntary without cause	Involuntary for cause	CIC	Death	Disability
Ernest S. Pinner
Salary	$ 847,882	---	$ 847,882	---	$1,059,853	---	---
SERP	$1,092,950	$1,092,950	$1,092,950	$1,092,950	$1,366,187	$1,092,950	$1,366,187
Deferred incentive bonus payments (3)	---	---	---	---	$ 224,864	---	---
BOLI split dollar agreement	---	---	---	---	---	$ 216,503	---
Potential payment for tax gross-up pursuant to Sections 280G and 4999 of the IRC	---	---	---	---	$ 419,814	---	---
John C. Corbett
Salary	$ 463,008	---	$ 463,008	---	$1,389,024	---	---
SERP	---	---	$ 640,006	---	$1,487,959	$ 156,113	$ 156,113
Deferred incentive bonus payments (3)	---	---	---	---	$ 191,134	---	---
BOLI split dollar agreement	---	---	---	---	---	$ 79,752	---
Restricted stock grants (1)	---	---	---	---	$ 409,440	---	---
Potential payment for tax gross-up pursuant to Sections 280G and 4999 of the IRC	---	---	---	---	$1,368,741	---	---
James J. Antal
Salary	$ 231,982	---	$ 231,982	---	$ 579,955	---	---
SERP	---	---	$ 522,080	---	$ 410,929	$ 161,961	$ 161,961
Deferred incentive bonus payments (3)	---	---	---	---	$ 89,497	---	---
BOLI split dollar agreement	---	---	---	---	---	$ 79,396	---
Restricted stock grants (1)	---	---	---	---	$ 67,762	---	---
Potential payment for tax gross-up pursuant to Sections 280G and 4999 of the IRC	---	---	---	---	$ 324,927	---	---
Stephen D. Young
Salary	$ 283,685	---	$ 283,682	---	$ 851,055	---	---
SERP	---	---	$ 335,463	---	$1,019,594	$ 82,920	$ 82,920
Deferred incentive bonus payments (3)	---	---	---	---	$ 58,062	---	---
BOLI split dollar agreement	---	---	---	---	---	$ 72,621	---
Restricted stock grants (1)	---	---	---	---	$ 344,612	---	---
Potential payment for tax gross-up pursuant to Sections 280G and 4999 of the IRC	---	---	---	---	$ 888,912	---	---
Daniel E. Bockhorst
Salary	---	---	---	---	$ 185,000	---	---
Deferred incentive bonus payments (3)	---	---	---	---	$ 39,726	---	---
Unvested incentive stock options (2)	---	---	---	---	$ 9,100	---	---
Restricted stock grants (1)	---	---	---	---	$ 68,240	---	---

note 1:	Acceleration of vesting related to restricted stock grants. Value used in the table above is equal to the amount of unvested restricted shares at December 31, 2012 times $8.53 per share, the market value of the Company’s common stock at December 31, 2012 as reported by NASDAQ.
note 2:	Acceleration of in the money unvested incentive stock options. The value used in the table above is equal to the amount of unvested in the money incentive stock options multiplied by the excess of market value over the exercise price. The market value of the Common’s common stock at December 31, 2012 was $8.53 per share as reported by NASDAQ.
note 3:	Although there is no contractual obligation to do so, it is likely that our Compensation Committee would accelerate deferred incentive bonus payments if there was a change in control.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee (the “Committee”) reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

In addition, the Committee reviewed with the senior risk officer the incentive compensation arrangements (collectively the “incentive plans”) of the named SEOs, employee groups and any individual employees and made all reasonable efforts to ensure that incentive plans are balanced with respect to risk to both the Company and our subsidiary Bank and, specifically, do not encourage the SEOs, any employee or employee group to take unnecessary and excessive risks that threaten the value of CenterState

The Committee is composed of four members, each of whom is an independent director under NASDAQ rules. The members are Messrs. Greene (Chairman), Oakley, Snively and Blanchard. Each year, at the first board of directors’ meeting following the annual shareholders’ meeting, the Board appoints committee members to serve on the appointed committee for a period of one year (i.e. until the first board meeting following next year’s annual shareholders’ meeting). Prior to last year’s annual meeting, the Committee members were Messrs. Oakley (Chairman), Rocker, Judge and Lupfer. Mr. Oakley was reappointed to the Committee by the Board, and the remaining members were replaced by Messrs. Blanchard, Greene and Snively. The Chairman of the Board, who is also the President and Chief Executive Officer, generally attends the Committee meetings and helps facilitate the process. However, he does not have a vote and is not present during executive sessions.

The Committee has adopted a Charter (“Compensation Committee Charter”) which was approved by the Company’s Board of Directors. A copy of the Compensation Committee Charter is included on the Company’s website at www.centerstatebanks.com under Investor Relations / Governance Documents. The Charter describes the Committee’s purpose, membership requirements, authority and responsibilities. The Committee meets as often as necessary to carry out its responsibilities. Meetings can be called by any member of the Committee. During 2012, the Committee held two meetings in person and four by telephone. The Committee’s authority and responsibilities are as follows:

In general, our Board of Directors has established the Compensation Committee to, among other duties: (1) approve aggregate bonus payments for our Company; (2) review and approve the compensation of our named SEOs based on recommendations of our CEO; (3) evaluate the performance and determine the compensation of our CEO; (4) review and evaluate all incentive compensation arrangements within the Company to ensure that they are balanced from an overall risk perspective; and (5) review, evaluate and either approve or submit to the full Board of Directors for approval any other material aspect of compensation from a Company perspective that arises during the course of a given fiscal year.

Compensation Committee

Griffin A. Greene, Chairman

Thomas E. Oakley

Joshua A. Snively

G. Robert Blanchard, Jr.

DIRECTOR COMPENSATION

We currently have 11 directors, two of whom are also named executive officers. Mr. Pinner is our Principal Executive Officer, President and CEO and Mr. Corbett is our Executive Vice President and is the President and CEO of our subsidiary bank. Mr. Pinner is also the Chairman of our Board of Directors. Effective April 1, 2010, Mr. Pinner began to receive customary director fees. Effective July 1, 2012 Messrs. Pinner and Corbett began receiving customary board fees for meetings attended, paid in the Company’s common stock at the end of the calendar year, but no other board or committee fees. The remaining nine directors receive annual retainer fees of $16,000 ($4,000 per quarter) paid at the end of the calendar year and received fees for attending board meetings and for committee meetings for 2012 as listed below.

Board of Director fees

Each director, except for Mr. Corbett, received a fee of $750 for each meeting attended and received a fee of $250 for any telephonic meeting in which they participated through June 30, 2012. Effective July 1, 2012, each director received a fee of $800 for each meeting attended and received a fee of $300 for any telephonic meeting in which they participated. Also effective July 1, 2012, we began paying retainer fees of $4,000 per quarter, payable at the end of each calendar year to all directors except Messrs. Pinner and Corbett. Effective July 1, 2012, Mr. Pinner and Mr. Corbett receive board fees for meetings attended (but not retainer fees), paid at the end of the calendar year in the form of Company stock.

Audit Committee fees

Members of our Audit Committee, except for Mr. Nunez, the committee chairman and our designated “financial expert” pursuant to the Sarbanes-Oxley Act of 2002, each received a fee of $700 per meeting attended on days other than board of directors meeting days prior to July 1, 2012, and $800 per meeting subsequent to June 30, 2012. If the meeting was held on the same day as a board of directors meeting, they received a fee of $400 for each meeting attended. Each member also received a fee of $200 for each telephonic meeting in which they participated prior to July 1, 2012, and $350 per telephonic meeting subsequent to June 30, 2012. In addition, each Committee member received a quarterly retainer fee of $2,000, except for Mr. Nunez who received a quarterly retainer fee of $12,000 for periods prior to July 1, 2012. Subsequent to June 30, 2012, the Committee members no longer receive a retainer fee, except for Mr. Nunez who received a quarterly retainer fee of $8,000 for periods subsequent to June 30, 2012.

Compensation Committee fees

Members of our Compensation Committee each received a fee of $400 for each meeting attended on days other than board of directors meeting days. If the meeting was held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $250 for each telephonic meeting in which they participated. The chairman of our Compensation Committee also received an annual retainer fee of $2,000.

Nominating Committee fees

Members of our Nominating Committee each received a fee of $400 for each meeting attended on days other than board of directors meeting days. If the meeting was held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $250 for each telephonic meeting in which they participated. The chairman of our Nominating Committee also received an annual retainer fee of $1,500.

Other Director fees

Effective April 26, 2012, all of our directors are also directors of our subsidiary bank. Directors of our subsidiary bank also received board of director fees for serving on that bank’s board of directors and/or board of director committees. Total board of director fees, including committee fees and bank board fees paid to all directors who served anytime during 2012 totaled $291,450 and are included in the DIRECTOR COMPENSATION TABLE below.

Director Stock ownership requirements

Effective July 1, 2012, at least 50% of director fees will be paid in the Company’s common stock up until the time the director owns Company common stock in an amount of at least three times the director’s annual director compensation (i.e. fees). In addition, within three years, each director is required to own Company common stock in the amount of at least two times the director’s annual director compensation.

Our Board of Directors held eleven meetings during 2012. Seven were in person and four by telephone. Each incumbent director attended at least 75% of our aggregate Board of Director and committee meetings held during the period for which he has been a director. The tables below summarize the number of board meetings and principal committee meetings held during 2012 and the attendance record of each of our directors.

Board of Directors Meetings

	number of meetings held			number of meetings attended
Board of Directors	in person	by telephone	total	in person	by telephone	total
Ernest S. Pinner (chairman)	7	4	11	7	4	11
James H. Bingham	7	4	11	7	4	11
G. Robert Blanchard, Jr.	7	4	11	6	4	10
C. Dennis Carlton	7	4	11	6	4	10
John C. Corbett	7	4	11	7	4	11
Griffin A. Greene (2)	4	1	5	4	1	5
Bryan W. Judge, Jr. (1)	3	3	6	3	2	5
Samuel L. Lupfer, IV (1)	3	3	6	3	3	6
Charles W. McPherson (2)	4	1	5	4	1	5
Rulon D. Munns (1)	3	3	6	2	2	4
G. Tierso Nunez, II	7	4	11	7	4	11
Thomas E. Oakley	7	4	11	7	3	10
William K. Pou, Jr. (2)	4	1	5	3	1	4
J. Thomas Rocker (3)	5	3	8	1	1	2
Joshua A. Snively (2)	4	1	5	4	1	5

Audit Committee Meetings

	number of meetings held			number of meetings attended
Audit Committee members	in person	by telephone	total	in person	by telephone	total
G. Tierso Nunez, II (chairman)	4	5	9	4	5	9
G. Robert Blanchard, Jr.	4	5	9	4	3	7
C. Dennis Carlton	1	2	3	1	2	3
Griffin A. Greene (2)	3	3	6	3	3	6
Thomas E. Oakley	1	2	3	1	1	2
William K. Pou, Jr. (2)	3	3	6	3	3	6
J. Thomas Rocker (3)	2	3	5	--	--	--

Compensation Committee Meetings

	number of meetings held			number of meetings attended
Compensation Committee members	in person	by telephone	total	in person	by telephone	total
Griffin A. Greene (chairman) (2)	1	2	3	1	2	3
G. Robert Blanchard, Jr.	1	2	3	--	2	2
Bryan W. Judge, Jr. (1)	1	2	3	1	2	3
Samuel L. Lupfer, IV (1)	1	2	3	1	2	3
Thomas E. Oakley	2	4	6	2	4	6
J. Thomas Rocker (3)	2	3	5	--	--	--
Joshua A. Snively (2)	1	2	3	1	2	3

Nominating Committee Meetings

	number of meetings held			number of meetings attended
Nominating Committee members	in person	by telephone	total	in person	by telephone	total
Thomas E. Oakley (chairman)	1	---	1	1	---	1
James H. Bingham	1	---	1	1	---	1
J. Thomas Rocker (3)	1	---	1	---	---	---

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Ernest S. Pinner (chairman)	$7,950	$6,200	---	---	---	---	$14,150
James H. Bingham	$22,400	---	---	---	---	---	$22,400
G. Robert Blanchard, Jr.	$26,200	---	---	---	---	---	$26,200
C. Dennis Carlton	$28,850	---	---	---	---	---	$28,850
John C. Corbett	---	$7,000					$7,000
Griffin A. Greene (2)	$22,850	---	---	---	---	---	$22,850
Charles W. McPherson (2)	$24,150	---	---	---	---	---	$24,150
Bryan W. Judge (1)	$3,650	---	---	---	---	---	$3,650
Samuel Lupfer (1)	$3,900	---	---	---	---	---	$3,900
Rulon D. Munns (1)	$2,000	---	---	---	---	---	$2,000
G. Tierso Nunez II	$48,100	$11,850	---	---	---	---	$59,950
Thomas E. Oakley	$31,450	---	---	---	---	---	$31,450
William Knox Pou, Jr. (2)	$19,200	---	---	---	---	---	$19,200
J. Thomas Rocker (3)	$5,000	---	---	---	---	---	$5,000
Joshua A. Snively (2)	$20,700	---	---	---	---	---	$20,700

Our Director compensation for 2012 is shown above in the Director Compensation Table. Notes 1, 2 and 3 below refer to the Director meetings, Committee meetings and Director compensation listed in the tables above and on the prior page.

note 1:	The director did not run for reelection in April 2012. The amount indicated in the table was for director fees from January 1, 2012 through April 26, 2012.
note 2:	The individual was first elected a director on April 26, 2012. The amount indicated in the table was for director fees from April 26, 2012 through December 31, 2012. In addition, the individual was a director of the Company’s subsidiary bank for the entire year of 2012 and therefore includes any fees received from our subsidiary bank between January 1, 2012 and April 26, 2012, as well.
note 3:	Mr. Rocker passed away during the summer of 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Greene, Oakley, Snively and Blanchard, each of whom is an independent director under the NASDAQ rules. Messrs. Judge and Lupfer were Committee members through April 26, 2012 at which time their term as directors expired and they did not stand for re-election. Mr. Rocker was a Committee member during 2012 until his death in August 2012. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any entity which has an executive officer or director serving as a member of the Company’s Compensation Committee or Board of Directors. In addition, no executive officer of the Company served as a member of the compensation committee or board of directors of another entity, where one of the executive officers also served on the Compensation Committee or the Board of Directors of the Company.

CERTAIN RELATED TRANSACTIONS

Our subsidiary bank has outstanding loans to certain of our directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the banks and did not involve more than the normal risk of collectability or present other unfavorable features.

Our Board of Directors has adopted a written policy with respect to related party transactions. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $25,000 when aggregated with all similar transactions, or (iii) loans made by our subsidiary bank in the ordinary course of business, on substantially the same terms, including rates and collateral as those prevailing at the time for comparable loans with persons not related to the lending bank, and not involving more than a normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction may be consummated or may continue only if (i) our Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (ii) the transaction is approved by the disinterested members of our Board of Directors, or (iii) the transaction involves compensation that has been approved by our Compensation Committee.

A copy of this policy is included on our website at www.centerstatebanks.com. All related party transactions since January 1, 2012 which were required to be reported in this Proxy Statement were approved by either the Audit Committee, the Board of Directors or the Board of Directors of our subsidiary bank.

The Company has paid real estate commissions to Director Bingham, or a Company he controls, related to the sale of various pieces of bank owned real estate. Total fees for year 2012 were less than $120,000 and not considered material by the Board of Directors.

NOMINATING COMMITTEE

We have established a Nominating Committee of the Board of Directors consisting of Directors Oakley (Chairman), Bingham and Rocker, each of whom is an independent director as defined under the NASDAQ rules. The Committee held one meeting during 2012. On April 26, 2012, a new Nominating Committee was established by the Board of Directors, consisting of Directors Oakley (Chairman), Carlton, McPherson and Rocker, each of whom is an independent director as defined under the NASDAQ rules. Director Rocker passed away in August 2012. The new Committee did not hold any meetings in 2012 and held one meeting early in 2013, resulting in the current slate of director nominees. The Nominating Committee operates pursuant to a written charter that has the exclusive right to recommend candidates for election as directors to the Board. A copy of this charter is included on the Company’s website at www.centerstatebanks.com. We do not have a formal diversity policy. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experience, their business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, candidates must be aware of the director’s vital part in our good corporate citizenship and corporate image, have time available for meetings and consultation on Company matters, and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to our

President at our principal executive office not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in the solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Our Board has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to our Board of Directors at 42745 U.S. Highway 27, Davenport, Florida 33837, attention: President and Chief Executive Officer. All communications will be compiled by the President and Chief Executive Officer and submitted to the members of the Board.

AUDIT COMMITTEE REPORT

Our Board of Directors has an Audit Committee which consists of Directors Nunez, Greene, Pou and Blanchard each of whom is an independent director pursuant to the independence standards of the Sarbanes-Oxley Act of 2002, and as defined under the rules of the Financial Industry Regulatory Authority. Committee members Nunez and Blanchard served for the entire year of 2012. Committee members Greene and Pou served since their appointment to the Committee on April 26, 2012. Prior to April 26, 2012 directors Rocker, Oakley and Carlton served on the Committee. Mr. Nunez is the chairman of the Committee and has been designated a “financial expert” pursuant to the provisions of the Sarbanes-Oxley Act of 2002. The board of directors has deemed Mr. Nunez to meet the criteria for a “financial expert” as defined by the Sarbanes-Oxley Act of 2002, which basically is limited to those who have prepared or audited comparable company financial statements. The Committee held nine meetings during 2012. The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. A copy of this Audit Committee charter and the Company’s pre-approval policy for audit and non-audit services are included in the Company’s website at www.centerstatebanks.com.

The responsibilities of the Audit Committee include recommending to the Board an auditing firm to serve as our independent auditors. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with our management, our internal audit personnel and the independent auditors regarding the following:

•	the plan for, and the independent auditors’ report on, each audit of our financial statements, and

•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements, and recent developments in accounting rules

This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter. The Audit Committee also considered and concluded that the independent auditor’s provision of non-audit services in 2012 was compatible with applicable independence standards.

Management is responsible for the preparation and presentation of our financial statements and its overall financial reporting process and, with the assistance of our internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws.

The Audit Committee is responsible for recommending to the Board that our financial statements be included in our annual report. The Committee took a number of steps in making this recommendation for 2012. First, the Audit Committee discussed with our independent auditors, those matters the auditors communicated to the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor’s independence with the auditors and received a letter from the auditors regarding independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. This discussion and disclosure informed the Audit Committee of the auditor’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with our management and the auditors, our audited financial statements as of, and for the year ended, December 31, 2012.

Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that our Annual Report on Form 10-K include these financial statements.

Audit Committee

G. Tierso Nunez II, Chairman

G. Robert Blanchard, Jr.

Griffin A. Green

William Knox Pou, Jr.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these Proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, an advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our shareholders. For fiscal 2012, the principal compensation components for our executive officers were: base salary, annual bonus, and equity-based incentive compensation. Please read the section entitled “Compensation Discussion and Analysis” for additional information about our executive compensation programs, including information about the 2012 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation arrangements with our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

This “say-on-pay” vote is advisory, and therefore is not binding on CenterState, the Compensation Committee or our Board of Directors. The shareholder vote does not create or imply any change to the fiduciary duties of our Board of Directors, create or imply any additional fiduciary duties for our Board of Directors, and will not be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to our executive compensation. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

The board of directors unanimously recommends a vote “FOR” the approval of the resolution above, relating to the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL THREE

APPROVAL OF CENTERSTATE 2013 EQUITY INCENTIVE PLAN

On February 21, 2013, our Board of Directors approved the CenterState 2013 Equity Incentive Plan for directors and employees, subject to shareholder approval. The plan will allow us to continue to provide equity compensation to employees and directors, under a shareholder-approved plan, in order to enable us to attract and retain qualified persons to serve as directors and employees. Our Board of Directors also approved freezing our current 2007 Equity Incentive Plan, whereby no additional future grants and/or awards will be awarded pursuant to that plan effective with shareholder approval of the 2013 Equity Incentive Plan.

The plan contains a number of provisions that the Board of Directors believes are consistent with the interest of shareholders and sound corporate governance practices. These include:

•

Limitation on Shares Issued for Awards. Only 1,600,000 shares may be issued under the plan through the 2023 expiration of the plan. 1,525,000 shares are allocated to employees, all of which may be issued as Incentive Stock Options, and 75,000 shares allocated to directors.

•

No Discount Stock Options. Stock options (or stock appreciation rights) may not be granted or awarded with an exercise price of less than the market value of CenterState common stock on the date of the grant or award.

•

No Repricings. The repricing of stock options and stock appreciation rights is prohibited without the approval of shareholders. This provision applies to both direct repricings – lowering the exercise price of a stock option or stock appreciation right or cancelling such awards and replacing them with lower-price awards – and indirect repricing- cancelling an outstanding stock option or stock appreciation right and granting a replacement full-value award.

•

Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omissions or fraud, the Board of Directors may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an award from one or more participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement.

Summary of the Plan

The principal features of the plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the plan is set forth at Appendix A to this proxy statement.

Plan Administration. The plan is administrated by our Board of Directors, a majority of whom meet the NASD standard for director independence, and/or our Board’s Compensation Committee, which consist of Board members, each of whom meets the NASD standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

•	select participants and grant awards,

•	determine the number of shares to be subject to the types of awards,

•	determine the terms and conditions upon which awards will be granted under the plan, including the vesting requirements of awards,

•	prescribe the form and terms of award agreements,

•	establish procedures and regulations for the administration of the plan,

•	interpret the plan, and,

•	make all determinations necessary or advisable for administration of the plan.

Eligibility. The directors and employees of CenterState and its subsidiaries are eligible to participate in the plan.

Shares Subject to the Plan. The plan authorizes the issuance of up to 1,600,000 shares of Company common stock. Of this amount, 1,525,000 shares are allocated to employees, all of which may be issued as incentive stock options, and 75,000 shares are allocated to directors. If any shares are subject to an award under the plan that is forfeited, cancelled, expired, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Exercise of Stock Options. Payment for options may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering shares of Company common stock already owned for a least six months prior to the date of exercise and having a market value on the date of exercise equal to the exercise price, or (iii) by any other means determined by the Compensation Committee and/or the board of directors in its sole discretion.

Adjustments. In the event of a merger or consolidation (in each case where the shares of CenterState are converted into stock and/or cash of another entity), or any corporate structure affecting CenterState common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options. Incentive and non-statutory options to purchase shares of CenterState common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. Market value means the last reported sale price of CenterState common stock reported on the Nasdaq National Market on the relevant date of determination. The plan permits the Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with CenterState.

Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights will generally have the same terms and conditions as options, as described above. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option may be granted at the same time the option is granted or any time after the grant but before exercise or expiration of the option. The term of a stock appreciation right may not exceed ten years and limited stock appreciation rights may be granted which are exercisable only upon a change in control or other specific event and may be payable based on the spread between the base price of the stock appreciation right and the market value of a share of common stock during a specified period or at a specified time within a specified period before, after or including the date of the change in control or other specified event. The plan contains various provisions governing the participant’s right to exercise a stock appreciation right upon the termination of the participant’s employment with CenterState.

Restricted Stock. Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board, but in no event earlier than one year from its grant date. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) the death or disability of the participant. If a participant’s service with CenterState is terminated, the participant will forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Unit Awards. Other awards of CenterState common stock and other awards that area valued in whole or in part by reference to, or are otherwise based on, Centerstate common stock or the attainment by CenterState of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock unit awards may be paid in shares of CenterState common stock or cash, as the Board and/or Compensation Committee may determine. Shares granted as stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance share or cash in the name of the participant will be made, equal to the value of the performance shares at the end of the performance cycle.

Unrestricted Share Awards. Shares of Company common stock may be granted free of restrictions to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimal considerations as may be required by law, as the Compensation Committee may determine.

Change in Control. Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of CenterState, all outstanding stock options will become fully vested. If a participant’s service with CenterState is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested and, with respect to performance units, the participant will be entitled to receive a prorata payment to the same extent as if the participant had ceased service because of death or disability. A “change in control” means, a change in control as defined in Section 409A of the Internal Revenue Code of 1986, as amended, including (i) a change in ownership of the Company occurring on the date any one person or group accumulates ownership of Company common stock constituting more than 50% of the total fair market value or total voting power of the common stock, or (ii) any one person or more than one person acting as a group acquires within a 12-month period ownership of Company common stock possessing 30% or more of the total voting power or a majority of the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the board, or (iii) a change of ownership of a substantial portion of the Company’s assets occurs in a 12-month period where one person or more than one person acting as a group acquires from the Company assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition.

Effective Date, Term, Amendment, and Termination. If approved by shareholders, the plan will become effective as of the date of such approval and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of such shareholder approval. Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or, amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASD rules, or other applicable law. No termination, amendment or modification of the plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer. Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family, to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only trusts.

Other Provisions. The Board may establish procedures providing for the delivery of shares of CenterState common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences. Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, stock appreciation rights, and performance unit awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. CenterState will be entitled to a deduction for the same amount. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. CenterState will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Upon exercise of a stock appreciation right, a participant must recognize ordinary compensation income equal to the amount of cash received plus the fair market value of any shares received. CenterState will be entitled to a deduction for the same amount.

Recipients of restricted and unrestricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of CenterState common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. CenterState will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted and unrestricted stock awards in the year in which such amounts are included in income.

Performance unit awards result in the recognition of ordinary income in an amount equal to the cash received, as well as the fair market value of shares of Company common stock paid to participants. CenterState will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants. The Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its covered executives. Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omission or fraud, the Committee and/or the Board may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an Award from one or more Participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. To do this, the Committee and/or the Board may pursue various ways to recover from one or more Participants through: (i) payment of monetary amounts, (ii) cancellation of outstanding Awards, (iii) return or forfeiture of Shares, (iv) the withholding of future Awards, or (v) any combination of these or other actions.

Other Information. The Board has not made any determination as to the allocation of benefits or amounts under the plan if approved by shareholders. If the plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors. This proposal will be approved if votes cast in favor of it exceed the votes cast opposing the proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

The board of directors unanimously recommends a vote “FOR” the approval of CenterState’s 2013 Equity Incentive Plan.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013. Crowe Horwath LLP has audited our consolidated financial statements for the three year period ending December 31, 2012. While we are not required to do so, we are submitting the appointment of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its selection. We anticipate that a representative of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP to serve as the independent registered public accounting firm for the year ending December 31, 2013.

Fees Paid to the Independent Auditor

The following sets forth information on the fees paid by us to Crowe Horwath LLP for 2012 and 2011.

	2012	2011
Audit fees	$385,000	$365,000
Audit-related fees	264,000	35,200
Tax fees	---	---

Subtotal	649,000	400,200
All other fees	---	---

Total fees	$649,000	$400,200

Services Provided by Crowe Horwath LLP

All services rendered by Crowe Horwath LLP in 2012 and 2011 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to Crowe Horwath for services are disclosed in the table above under the categories listed below.

1)	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. These fees were for services performed related to audit and SEC related requirements pursuant to several acquisitions and potential acquisitions considered by the Company and other related services all of which were approved by the Audit Committee.

3)	Tax Fees – These are fees for professional services performed by Crowe Horwath with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for us and our consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items. No such services were performed in 2012 or 2011.

4)	All Other Fees – These are fees for other permissible work performed by Crowe Horwath that do not meet the above category descriptions.

These services are actively monitored (both as to spending level and work content) by our Audit Committee to maintain the appropriate objectivity and independence in the core work of Crowe Horwath, the auditors of our consolidated financial statements.

Pre-Approval Policies and Procedures

The Audit Committee has implemented procedures under an Audit Committee Pre-Approval Policy of Audit and Non-Audit Services to insure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant or specific audit and non-audit services, within approved monitoring limits. If a proposed service has not been pre-approved pursuant to the policy, then it must be specifically pre-approved by the Audit

Committee before it may be provided by the Company’s independent accountant. Any pre-approved service exceeding the pre-approved monitoring limits requires specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the 2014 Annual Meeting of Shareholders should submit his or her proposal so that it is received by us at our principal executive office on or before December 1, 2013. After that date, a proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of CenterState common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. To our knowledge, based solely upon a review of forms furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2012, all Section 16(a) filings applicable to our officers and directors were complied within a timely fashion, except for Director James Bingham, who filed one Form 4 late by four days, due to an oversight.

OTHER INFORMATION

Proxy Solicitation

The cost of soliciting proxies for the Annual Meeting will be paid by us. In addition to solicitation by use of the mail, proxies may be solicited by our directors, officers, and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made to furnish copies of proxy materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of CenterState common stock. Such persons will be paid for reasonable expenses incurred in connection with such services.

Miscellaneous

Our management does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of our Board of Directors.

Upon the written request of any person whose proxy is solicited by this proxy statement, we will furnish to such person without charge (other than for exhibits) a copy of our Annual Report on Form 10-K for its fiscal year ended December 31, 2012, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Written requests may be made to CenterState Banks, Inc., 42745 U.S. Highway 27, Davenport, FL 33837, Attention: James J. Antal.

Appendix A

CENTERSTATE BANKS, INC.

2013 EQUITY INCENTIVE PLAN

1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2. Definitions. The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

“Award” means the grant by the Compensation Committee and/or the Board of Directors of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units or Unrestricted Shares or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Company” means CenterState Banks, Inc.

“Board” means the Board Directors of the Company.

“Cause” means, in connection with a Participant’s termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the banking regulator of the Company or any of its subsidiaries, or any other act, activity or conduct of a Participant which in the opinion of the Company is adverse to the best interests of the Company or any Affiliate. “Cause” shall also include any definition included in the employment agreement between any Participant and the Company or any of its subsidiaries.

“Change of Control” For purposes of this Plan, “Change of Control” means a change in control as defined in Section 409A of the Code. For purposes of clarification and without intending to affect the foregoing reference to Section 409A for the definition of Change of Control, as of the effective date of this Plan a Change of Control as defined in Rule 1.409A-3(i)(5) would provide as follows:

(a) Change in Ownership: A change in ownership of the Company occurs on the date any one person or group accumulates ownership of Shares constituting more than 50% of the total fair market value or total voting power of the Shares, or

(b) Change in Effect of Control: (i) any one person or more than one person acting as a group acquires within a twelve-month period ownership of Shares possessing 30% or more of the total voting power of the Shares, or (ii) a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Board, or

(c) Change in Ownership of a Substantial Portion of Assets: A change of ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from the Company assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

“Director” means any individual who is a member of the Board.

“Disability” means permanent and total disability as determined by the Compensation Committee and/or the Board pursuant to Code section 22(e)(3).

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or Board of Directors pursuant to the terms of the Plan that is intended to qualify under Code section 422.

“Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of the Shares on the Nasdaq National Market, or, if the Shares are not listed on the Nasdaq National Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of the Shares on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of the Shares as the Compensation Committee and/or Board shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or the Board pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

“Officer” means an officer of the Company or any of its subsidiaries.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Compensation Committee and/or the Board to receive an Award.

“Performance Cycle” means the period of time, designated by the Compensation Committee and/or the Board, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 14 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 14 of the Plan.

“Plan” means the CenterState Banks, Inc. 2013 Equity Incentive Plan.

“Restricted Period” means the period of time selected by the Compensation Committee and/or the Board for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Compensation Committee and/or the Board subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

“Retirement” means, in the case of an Employee or Director, a termination of Continuous Service by reason of the Employee’s or Director’s retirement on or after the Employee’s or Director’s 65th birthday.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of common stock, par value of $0.01 per share.

“Stock Appreciation Rights” means an award under the Plan pursuant to Section 13 of the Plan.

“Unrestricted Shares” means Shares awarded free of restrictions under the Plan pursuant to Section 15 of the Plan.

3. Administration. The Plan will be administered by the Board and/or the Compensation Committee, which will consist of two or more members of the Board, each of whom will be an independent director as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, an “outside director” as provided under Code section 162(m), and an “independent director” under the NASDAQ Corporate Governance Rules, as amended. The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Board through its Compensation Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. With respect to Directors and Senior Executive Officers as it relates to (a) through (g) above, the Board will have sole and complete authority and discretion. With respect to all other Officers and Employees, the Board or the Compensation Committee will have complete authority and discretion with regard to (a) through (g) above.

A majority of the Compensation Committee and/or the Board will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee and/or the Board without a meeting, will be acts of the Board. All determinations and decisions made by the Compensation Committee and/or the Board pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. The Board hereby delegates this responsibility to its Compensation Committee.

4. Participants. The Compensation Committee and/or the Board may select from time to time Participants in the Plan from those Officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Compensation Committee and/or the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Compensation Committee and/or the Board and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 16 hereof:

(a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 1,600,000 Shares (1,525,000 Shares allocated to the Employees, all of which may be issued as Incentive Stock Options, and 75,000 Shares allocated to Directors), The Shares with respect to which Awards may be made under the Plan are authorized and unissued Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred.

(b) Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

7. General Terms and Conditions of Options.

(a) The Compensation Committee and/or the Board will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Compensation Committee and/or the Board, in its sole discretion, may determine.

(b) Other than in connection with a change in the Company’s capitalization (as described in Section 16 of the Plan), the Compensation Committee and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, without further approval of the shareholders of the Company, no Option shall be cancelled (i) and replaced by issuance to the same participant of an Option having a lower Exercise Price, or (ii) in exchange for cash or other Awards under the Plan.

(c) No Participant shall be entitled to any dividends or dividend equivalents on any unexercised Options.

8. Exercise of Options.

(a) Except as provided in Section 18, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to nearest whole share amount.

(b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Compensation Committee and/or the Board in its sole discretion.

9. Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Compensation Committee and/or the Board in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

(a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

(b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

(c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within three (3) months prior to the cessation of Continuous Service.

(d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

(f) In the event of the Participant’s death or disability, all Options heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise all vested Options within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

(g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired Option if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

10. Restrictive Covenants. In its discretion, the Compensation Committee and/or the Board may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

11. Incentive and Non-Qualified Stock Options.

(a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company’s shareholders, (ii) no Option will be exercisable more than ten (10) years from the date the Option is granted, (iii) the Exercise Price of each Option will not be less than the Market Value per Share on the date such Option is granted, (iv) no Incentive Stock Option will be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns as defined in Code section 424(d), shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

(b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

12. Terms and Conditions of Restricted Shares. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

(a) At the time of an Award of Restricted Shares, the Compensation Committee and/or the Board will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest; but in no event earlier than one (1) year from grant date. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Compensation Committee and/or the Board will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

(b) Subject to Section 17, if a Participant ceases Continuous Service for any reason before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

(c) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

(d) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Compensation Committee and/or the Board agreeing to the terms and conditions of the Award.

(e) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

(f) No Award of Restricted Shares may be assigned, transferred or encumbered.

13. Terms and Conditions of Stock Appreciation Rights. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

(a) The Compensation Committee and/or the Board may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement:

(b) In the case of a SAR granted in tandem with or as a substitution for another Award, the base price may be no lower than the Market Value of a share of Common Stock on the date such other Award was granted (and no SAR may be retroactively granted).

(c) The maximum term of a SAR shall be ten (10) years. The Compensation Committee and/or the Board may also grant limited SARs, which are exercisable only upon a Change of Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change of Control or other specified event.

(d) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

(e) If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

(f) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

(g) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise any outstanding SAR to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

(h) In the event of the Participant’s death or Disability, any SAR heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise fully vested SARs within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

(i) Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired SAR if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(j) No Participant shall be entitled to any dividends or dividend equivalents on any SAR.

14. Performance Shares and Performance Units.

(a) The Compensation Committee and/or the Board may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Compensation Committee and/or the Board based on any one or any combination of the following business criteria (the “Performance Goals”): (i) earnings per Share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per Share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) changes in the Company’s efficiency ratio (the ratio of non-interest expense to the sum of non-interest income plus taxable equivalent net-interest income); (x) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xi) enterprise value added (“EVA”); (xii) market value added (“MVA”); (xiii) fee income; (xiv) net interest income; (xv) growth in loans; (xvi) growth in deposits; (xvii) total return to shareholders; and (xviii) other criteria determined by the Compensation Committee and/or the Board.

(b) In the case of Performance Units, the Compensation Committee and/or the Board shall determine the value of Performance Units under each Award.

(c) As determined in the discretion of the Compensation Committee and/or the Board of Directors, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d) At such time as it is certified, in writing, by the Compensation Committee and/or the Board that the Performance Goals established by the Compensation Committee and/or the Board have been attained or otherwise satisfied within the Performance Cycle, the Compensation Committee and/or the Board will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Compensation Committee and/or the Board. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Compensation Committee and/or the Board will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f) Subject to Section 17, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Compensation Committee and/or the Board may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g) No Participant shall be entitled to any dividends or dividend equivalents in connection with

(h) any unearned Performance Shares and Performance Units.

15. Unrestricted Share Awards. Subject to the terms and conditions of this Plan, the Committee and/or the Board may from time to time authorize the grant of Unrestricted Shares free of restrictions under the Plan to such Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimal consideration as may be required by law, as it shall determine.

16. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger or consolidation (as to a merger or consolidation, where the shares of the Company are converted into stock and/or cash of another entity), or any change in the corporate structure affecting the Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price and base price, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Compensation Committee and/or the Board to prevent the dilution or diminution of Awards. The Compensation Committee and/or the Board’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

17. Effect of Change of Control.

(a) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason except for Cause, at any time within twelve (12) months after a Change of Control, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 14 of the Plan.

(b) If a Change of Control occurs, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, all Option Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated will become exercisable.

18. Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee and/or the Board may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

19. Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee, Director or other person, any right to Continuous Service.

20. Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Company requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Compensation Committee and/or the Board will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

21. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Compensation Committee and/or the Board determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

22. Termination, Amendment and Modification of Plan. The Compensation Committee and/or the Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

23. Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

24. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Florida.

25. Repricing of Options. Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Section 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

26. Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omission or fraud, the Committee and/or the Board may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an Award from one or more Participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. To do this, the Committee and/or the Board may pursue various ways to recover from one or more Participants through: (i) payment of monetary amounts, (ii) cancellation of outstanding Awards, (iii) return or forfeiture of Shares, (iv) the withholding of future Awards, or (v) any combination of these or other actions.

27. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to a Participant. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

Adopted by the Board of Directors of

CenterState Banks, Inc.

as of February 21, 2013

Adopted by the Shareholders of

CenterState Banks, Inc.

as of                     , 2013

CENTERSTATE BANKS, INC.

Annual Meeting of Shareholders

April 25, 2013 10:00 AM

This proxy is solicited by the Board of Directors

CenterState Banks, Inc.

The undersigned hereby appoints John C. Corbett and Stephen D. Young, or either of them with individual power of substitution, proxies to vote all shares of the common stock of CenterState Banks, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 25, 2013 beginning at 10:00 a.m., and at any adjournment thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE, FOR APPROVAL OF AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED OR PROVDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR TELEPHONE.

Continued and to be signed on reverse side

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of directors of all nominees listed below	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1.	Election of Directors

	Nominees

01	James H. Bingham	02	G. Robert Blanchard, JR 03 C. Dennis Carlton 04 John C. Corbett
05	Griffin A. Greene	06	Charles W. McPherson 07 G. Tierso Nunez II 08 Thomas E. Oakley
09	Ernest S. Pinner	10	William K. Pou, JR 11 Joshua A. Snively

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain

2.	Approval of the advisory resolution to approve the compensation of our named executive officers.		☐	☐	☐

3.	Approval of the 2013 Equity Incentive Plan		☐	☐	☐

4.	Approval of the proposal to ratify the appointment of the independent registered public accounting firm.		☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owner)	Date